                                                                [EXECUTION COPY]

================================================================================

                                CREDIT AGREEMENT

                          dated as of December 29, 2003

                                      among

                                NEG OPERATING LLC
                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                          MIZUHO CORPORATE BANK, LTD.,
                    as Administrative Agent for the Lenders,

                               BANK OF TEXAS, N.A.
                                       and
                            THE BANK OF NOVA SCOTIA,
                          as Co-Agents for the Lenders,

                                       and

                              BANK OF TEXAS, N.A.,
                       as Collateral Agent for the Lenders

                           -------------------------

                          MIZUHO CORPORATE BANK, LTD.,
                         as Sole Arranger and Bookrunner

================================================================================

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
ARTICLE I     DEFINITIONS .............................................................        1
      SECTION 1.1.   Defined Terms ....................................................        1
      SECTION 1.2.   Use of Defined Terms .............................................       21
      SECTION 1.3.   Accounting and Financial Determinations ..........................       21
ARTICLE II    THE COMMITMENTS, BORROWING PROCEDURES, NOTES, LETTERS OF CREDIT AND
              BORROWING BASE ..........................................................       22
      SECTION 2.1.   The Commitments ..................................................       22
      SECTION 2.2.   Reduction of Commitments .........................................       24
      SECTION 2.3.   Borrowing Procedures for Loans ...................................       24
      SECTION 2.4.   Continuation and Conversion Elections ............................       25
      SECTION 2.5.   Funding ..........................................................       25
      SECTION 2.6.   Notes ............................................................       26
      SECTION 2.7.   Certain Provisions Relating to the Letters of Credit .............       26
      SECTION 2.8.   Borrowing Base ...................................................       29
ARTICLE III   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES ..............................       33
      SECTION 3.1.   Repayments and Prepayments .......................................       33
      SECTION 3.2.   Interest Provisions ..............................................       34
      SECTION 3.3.   Fees .............................................................       35
ARTICLE IV    CERTAIN LIBO RATE AND OTHER PROVISIONS ..................................       36
      SECTION 4.1.   Fixed Rate Lending Unlawful ......................................       36
      SECTION 4.2.   Deposits Unavailable .............................................       36
      SECTION 4.3.   Increased LIBO Rate Loan Costs, etc ..............................       36
      SECTION 4.4.   Funding Losses ...................................................       36
      SECTION 4.5.   Increased Capital Costs ..........................................       37
      SECTION 4.6.   Taxes ............................................................       37
      SECTION 4.7.   Payments, Computations, etc ......................................       38
      SECTION 4.8.   Sharing of Payments ..............................................       39
      SECTION 4.9.   Set off ..........................................................       39
      SECTION 4.10.  Use of Proceeds and Letters of Credit ............................       39
      SECTION 4.11.  Maximum Interest .................................................       40

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                             ----
ARTICLE V     CONDITIONS TO BORROWING AND ISSUANCES OF LETTERS OF CREDIT ..............       41
      SECTION 5.1.   Initial Borrowing and Letters of Credit ..........................       41
      SECTION 5.2.   All Borrowings and Letters of Credit .............................       47
ARTICLE VI    REPRESENTATIONS AND WARRANTIES ..........................................       48
      SECTION 6.1.   Existence, etc ...................................................       48
      SECTION 6.2.   Due Authorization ................................................       48
      SECTION 6.3.   Non-Contravention ................................................       48
      SECTION 6.4.   Government Approval, Regulation, etc .............................       49
      SECTION 6.5.   Financial Information ............................................       49
      SECTION 6.6.   No Material Adverse Change .......................................       49
      SECTION 6.7.   Litigation, Labor Controversies, etc .............................       49
      SECTION 6.8.   Subsidiaries .....................................................       49
      SECTION 6.9.   Location of Business and Offices .................................       49
      SECTION 6.10.  Properties, etc ..................................................       50
      SECTION 6.11.  Restriction on Liens .............................................       50
      SECTION 6.12.  Taxes ............................................................       51
      SECTION 6.13.  Insurance ........................................................       51
      SECTION 6.14.  Investment Company Act ...........................................       51
      SECTION 6.15.  Public Utility Holding Company Act ...............................       51
      SECTION 6.16.  Pension and Welfare Plans ........................................       51
      SECTION 6.17.  Environmental Warranties .........................................       51
      SECTION 6.18.  Regulation U .....................................................       53
      SECTION 6.19.  Accuracy of Information ..........................................       53
      SECTION 6.20.  Defaults .........................................................       53
      SECTION 6.21.  Compliance with Law ..............................................       53
      SECTION 6.22.  Direct Benefit ...................................................       53
      SECTION 6.23.  Use of Proceeds ..................................................       54
      SECTION 6.24.  Priority; Security Matters .......................................       54
      SECTION 6.25.  Material Agreements ..............................................       54
      SECTION 6.26.  Hedging Agreements ...............................................       54

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             PAGE
                                                                                             ----
ARTICLE VII   COVENANTS ...............................................................       54
      SECTION 7.1.   Affirmative Covenants ............................................       54
      SECTION 7.2.   Negative Covenants ...............................................       63
ARTICLE VIII  EVENTS OF DEFAULT .......................................................       70
      SECTION 8.1.   Listing of Events of Default .....................................       70
      SECTION 8.2.   Action if Bankruptcy .............................................       73
      SECTION 8.3.   Action if Other Event of Default .................................       73
      SECTION 8.4.   Application of Proceeds ..........................................       73
ARTICLE IX    THE AGENTS AND THE ISSUER ...............................................       74
      SECTION 9.1.   Actions ..........................................................       74
      SECTION 9.2.   Funding Reliance, etc ............................................       75
      SECTION 9.3.   Exculpation ......................................................       75
      SECTION 9.4.   Successors .......................................................       76
      SECTION 9.5.   Extensions of Credit by the Agents and the Issuer ................       76
      SECTION 9.6.   Credit Decisions .................................................       77
      SECTION 9.7.   Copies, etc ......................................................       77
ARTICLE X     MISCELLANEOUS PROVISIONS ................................................       77
      SECTION 10.1.  Waivers, Amendments, etc .........................................       77
      SECTION 10.2.  Notices ..........................................................       78
      SECTION 10.3.  Payment of Costs and Expenses ....................................       78
      SECTION 10.4.  Indemnification ..................................................       79
      SECTION 10.5.  Survival .........................................................       80
      SECTION 10.6.  Collateral Matters; Hedging Agreements ...........................       80
      SECTION 10.7.  Severability .....................................................       80
      SECTION 10.8.  Headings .........................................................       80
      SECTION 10.9.  Execution in Counterparts, Effectiveness, etc ....................       81
      SECTION 10.10. Governing Law; Entire Agreement ..................................       81
      SECTION 10.11. Successors and Assigns ...........................................       81
      SECTION 10.12. Sale and Transfer of Loans and Note; Participations in Loans
                     and Note .........................................................       81
      SECTION 10.13. Other Transactions ...............................................       83

                                TABLE OF CONTENTS
                                   (continued)

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SECTION 10.14. Confidentiality .................................................       83
SECTION 10.15. Non-Recourse to Officers and Directors ..........................       84
SECTION 10.16. Forum Selection and Consent to Jurisdiction .....................       85
SECTION 10.17. Waiver of Jury Trial ............................................       85
SECTION 10.18. No Oral Agreements ..............................................       86

SCHEDULE I      -  Disclosure Schedule

SCHEDULE 2.1    -  Lenders' Commitments

EXHIBIT A       -  Form of Note
EXHIBIT B       -  Form of Borrowing Request
EXHIBIT C       -  Form of Continuation/Conversion Notice
EXHIBIT D       -  Form of Lender Assignment Agreement
EXHIBIT E       -  Form of Opinion of Counsel
EXHIBIT F-1     -  Form of NEG Holding Guaranty
EXHIBIT F-2     -  Form of Subsidiary Guaranty
EXHIBIT G       -  Form of Pledge Agreement and Irrevocable
                   Proxy
EXHIBIT H       -  Form of Security Agreement
EXHIBIT I       -  Form of Mortgage
EXHIBIT J       -  Form of Additional Lender Certificate

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of December 29, 2003, is among NEG OPERATING LLC, a Delaware limited liability company (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"). MIZUHO CORPORATE BANK, LTD., as administrative agent for the Lenders (in such capacity together with any successors thereto, the "Administrative Agent"), THE BANK OF NOVA SCOTIA and BANK OF TEXAS, N.A., as co-agents for the Lenders (each in such capacity, a "Co-Agent" and together the "Co-Agents," together with any successors thereto) and BANK OF TEXAS, N.A., as collateral agent for the Lenders (in such capacity together with any successors thereto, the "Collateral Agent").

                               W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make loans to the Borrower from time to time on a revolving basis and provide other financial accommodations as described herein, subject to the terms and conditions hereof; and

         WHEREAS, the Lenders are willing to provide such Loans and other financial accommodations to the Borrower on the terms and conditions hereof.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

         "Additional Lender Certificate" is defined in Section 2.1.6.

         "Adjusted LIBO Rate" means, with respect to any LIBO Rate Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote ten percent (10%) or more of the Equity Interests (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agents" means each of the Administrative Agent, each Co-Agent and the Collateral Agent.

         "Agreement" means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         "Applicable Margin" means, on any date, with respect to any LIBO Rate Loans, Base Rate Loans or any Commitment Fees then outstanding or payable hereunder, as applicable, the applicable per annum percentage set forth below under the caption "LIBO Rate Loans," "Base Rate Loans" or "Commitment Fees," as the case may be, based on the Borrowing Base Utilization on such date:

   Borrowing Base           LIBO Rate Loans       Base-Rate Loans      Commitment Fees
    Utilization            (in basis points)     (in basis points)    (in basis points)
---------------------------------------------------------------------------------------
<33%                             175.0                 75.0                  50.0
---------------------------------------------------------------------------------------
> or = 33% and < 66%             200.0                100.0                  50.0
---------------------------------------------------------------------------------------
> or = 66% and < 85%             225.0                125.0                  50.0
---------------------------------------------------------------------------------------
> or = 85%                       250.0                150.0                  50.0
---------------------------------------------------------------------------------------

         For purposes of the foregoing, any change in the Applicable Margin will occur automatically without prior notice upon any change in the Borrowing Base Utilization. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

         "Approved Engineer" means DeGolyer and MacNaughton, Netherland, Sewell & Associates, Inc. or Prator Bett, LLC, or such other firm of independent petroleum engineers expert in the matters required to be performed in connection with the preparation and delivery or auditing of a Reserve Report and satisfactory to the Engineering Banks.

         "Arnos Credit Facility" means that certain Restated Loan Agreement dated as of August 29, 1996, as amended, supplemented, restated or otherwise modified from time to time, among NEG, as predecessor-in-interest to the Borrower, NEG-OK and Boomer Marketing Corporation, as guarantors, the other lenders and agents party thereto from time to time, and Arnos Corp., as lender by succession-in-interest.

         "Arranger" means Mizuho Corporate Bank, Ltd.

         "Assignee Lender" is defined in Section 10.12.1.

         "Authorized Officer" means, as to the Borrower or any other Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.2.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" is defined in the preamble.

         "Borrowing" means each extension of credit made by the Lenders (or by the Issuer in the case of Letters of Credit) by way of Letters of Credit or Loans of the same type, having the same Interest Period made, converted or continued by the same Lenders on the same Business Day pursuant to the same Borrowing Request or pursuant to the same Letter of Credit.

         "Borrowing Base" means the "Borrowing Base" as determined pursuant to
Section 2.8.

         "Borrowing Base Deficiency" means the amount by which (a) the outstanding aggregate principal amount of all Loans and Letter of Credit Liabilities exceeds (b) the Borrowing Base then in effect.

         "Borrowing Base Deficiency Determination" means the first date on which the Administrative Agent delivers notice to the Borrower that a Borrowing Base Deficiency has occurred and is continuing.

         "Borrowing Base Properties" is defined in Section 2.8.2.

         "Borrowing Base Utilization" means, at any time of determination, an amount (expressed as a percentage) equal to the quotient of (a) (i) the total principal amount of all outstanding Loans plus (ii) all Letter of Credit Liabilities at such time (after giving effect to all Borrowings made on such date), divided by (b) the Borrowing Base then in effect.

         "Borrowing Request" means a written request by an Authorized Officer of the Borrower for a Borrowing in accordance with Section 5.2.2, substantially in the form of Exhibit B hereto.

         "Business Day" means (a) any day that is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, London, England, or Houston, Texas; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the New York interbank market.

         "Capitalization" means the sum, for any period of determination thereof and without duplication, of (a) Indebtedness of the Borrower and its Subsidiaries plus (b) Stockholders' Equity.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time: (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government; (b) commercial paper, maturing not more than nine (9) months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of the Borrower; or any other Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; or (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means the occurrence of any of the following events at any time: (a) NEG Holding shall cease to own 100% of the issued and outstanding Equity Interests of the Borrower; (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall obtain the power (whether or not exercised) to elect the Borrower's managing member; (c) NEG Holding shall cease being the managing member of the Borrower; (d) a plan is adopted relating to the liquidation or dissolution of any of the Borrower, Shana National, NEG Holding, NEG or Gascon; (e) the Borrower shall consolidate with or merge into any other Person or convey, transfer or lease substantially all of its Properties to any Person, or (other than as permitted by Section 7.2.8) any other Person shall consolidate with or merge into the Borrower; (f) NEG and Gascon together, or any Person(s) the issued and outstanding Equity

Interests of which are directly or indirectly 100% owned by Carl Icahn, shall cease to own 100% of the Equity Interests of NEG Holding; (g) Carl Icahn and his Affiliates shall cease to own all of the Equity Interests of Gascon; (h) Carl Icahn and his Affiliates shall cease to own at least forty percent (40%) of the Equity Interests of NEG; and (i) except as permitted by Section 7.2.8, the Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary.

         "Co-Agent" and "Co-Agents" are defined in the preamble and includes each other Person as shall have subsequently been appointed as a successor Co-Agent pursuant to Section 9.4.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means any and all "Collateral" or "Mortgaged Property," as defined in any of the Security Documents.

         "Collateral Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Collateral Agent pursuant to Section 9.4.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's (x) Loans and (y) Letter of Credit Liabilities hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.2, (b) increased from time to time pursuant to Section 2.1.6, (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.12, and (d) terminated pursuant to Sections 8.2 or 8.3. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or opposite such Lender's name on the signature page of any Lender Assignment Agreement to which such Lender is a party. The term "Commitments" means the aggregate Commitments of the Lenders hereunder. The initial aggregate amount of the Commitments of the Lenders is $100,000,000.

         "Commitment Letter" means that certain commitment letter dated September 19, 2003, between the Borrower and the Administrative Agent.

         "Commitment Termination Event" means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8 with respect to the Borrower, any of its Subsidiaries or any other Obligor; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Majority Lenders, to the Borrower that the Commitments have been terminated.

         "Consolidated Current Assets" means, at any particular time, (i) all amounts that, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (provided, however, that current assets shall not include non-cash assets described in, and calculated pursuant to, FASB 133, 142, 143 and 144) plus (ii) Unused Availability.

         "Consolidated Current Liabilities" means, at any particular time, all amounts that, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries; provided, however, that current liabilities shall not include (i) the current portion of long-term Indebtedness under this Agreement and the other Loan Documents and (ii) liabilities described in, and calculated pursuant to, FASB 133, 142, 143 and 144.

         "Consolidated Net Income" means with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be, (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its Organic Documents or any agreement, instrument or Governmental Rule applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited (other than under restrictions or prohibitions that the Borrower or a Wholly-Owned Subsidiary of the Borrower may waive, in its sole discretion), in each case determined in accordance with GAAP, (iii) any extraordinary gains or losses, (iv) the cumulative effect of a change in accounting principles, (v) any gains or losses attributable to writeups or write downs of assets; and (vi) non-cash gains and losses, including, without limitation, FASB 133, 142, 143 and 144 non-cash gains and losses.

         "Consolidated Subsidiaries" means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP. Unless otherwise indicated, each reference to the term "Consolidated Subsidiary" means a Subsidiary consolidated with the Borrower.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Current Ratio" means, at any date of determination, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Majority Lenders.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans or its participation in Letters of Credit.

         "EBITDAX" means, for any period of determination thereof, (a) the sum, without duplication, of the amounts for such period of Consolidated Net Income plus Total Interest Expense, plus depreciation, depletion and amortization expense, plus federal and state income taxes, plus other non-cash charges and expenses deducted from revenues in determining net income, minus (b) capital expenditures (but excluding costs and expenses incurred in connection with acquisitions and restructuring charges), all as determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries; provided that any calculation of EBITDAX shall be adjusted to give reasonable effect to the impact of pro forma operating results (which results shall be based on historical performance) from acquisitions and/or divestitures that are individually valued in excess of $2,000,000.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.9.

         "Effectiveness Notice" means a notice and certificate of the Borrower properly executed by an Authorized Officer of the Borrower addressed to the Lenders and delivered to the Administrative Agent whereby the Borrower certifies satisfaction or waiver of all the conditions precedent to the effectiveness under Section 5.1.

         "Engineering Banks" means the Administrative Agent and each of the Co-Agents.

         "Environmental Laws" means all applicable federal, state or local Governmental Rules pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary or other Obligor is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary or other Obligor is located, including, without limitation, OPA, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the term "release" (or "threatened release") shall have the meaning specified in CERCLA, and the term "disposal" (or "disposed") shall have the meaning specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary or any other Obligor is located establish a meaning for "oil," "release," or "disposal" that is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in the Borrower or any Subsidiary (unless the context requires otherwise) or any warrants, options or other rights to acquire such interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Mizuho from three federal funds brokers of recognized standing selected by it.

         "Fiscal Quarter" means any calendar quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve (12) consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2003 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Gascon" means Gascon Partners, a New York general partnership.

         "Governmental Approval" means (a) any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Governmental Authority.

         "Governmental Authority" means the government of the United States or any other nation or country or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

         "Guarantor" means NEG Holding and each Subsidiary of the Borrower, each individually a Guarantor and collectively, the "Guarantors."

         "Guaranty" means, collectively, (i) the NEG Holding Guaranty and (ii) each Subsidiary Guaranty. The term "Guaranties" shall include each and every Guaranty executed and delivered by a Guarantor hereunder.

         "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA (other than as set forth in clause (c)); (b) any "hazardous waste," as defined by the RCRA (other than as set forth in clause (c)); (c) any petroleum, petroleum products or petroleum distillates and associated oil or natural gas exploration, production and development wastes that are not exempted or excluded from being defined as "hazardous substances", "hazardous materials", "hazardous wastes" and "toxic substances" under any Environmental Laws; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Agreements" means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "Hedging Obligations" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

         "Highest Lawful Rate" is defined in Section 4.11.

         "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbons interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

         "Hydrocarbons" means, collectively, oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

         "including" means including without limiting the generality of any description preceding such term. For purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined; (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of Property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on Property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person under any "off balance sheet" transactions, synthetic leases or operating leases; and (g) all Contingent Liabilities of such Person with respect to any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indebtedness to be Repaid" is described in Item 7.2.2(b) of the Disclosure Schedule.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Initial Reserve Reports" means collectively (a) the DeGolyer and MacNaughton Appraisal Report signed as of October 10, 2003, with respect to the Oil and Gas Properties of the Borrower and its Subsidiaries located in Pecos County, Texas, as of September 1, 2003, (b) the Netherland, Sewell & Associates, Inc. reserve report dated as of February 13, 2003 with respect to the Oil and Gas Properties of the Borrower and its Subsidiaries located in the United States of America as of December 31, 2002, and (c) the Prator Bett, LLC reserve report dated February 17, 2003 with respect to the Oil and Gas Properties of the Borrower and its Subsidiaries located in Arkansas, Louisiana, Mississippi, Oklahoma and Texas as of December 31, 2002, which reserve reports shall have been audited by an Approved Engineer and a true and correct copy of each of which have been delivered to the Engineering Banks and the Lenders.

         "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five (5) different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Revolving Credit Termination Date".

         "Investment" means, relative to any Person, (a) the making of any deposit with, or advance, loan or extension of credit by such Person to any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Liability of such Person; and (c) any acquisition (whether for cash, property, services, securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Issuer" means any Lender which agrees to issue Letters of Credit which is acceptable to the Borrower and the Administrative Agent. An Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuer, in which case the term "Issuer" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

         "Lenders" is defined in the preamble.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Commitment Amount" means at any time the lesser of
(a) $15,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2 and (b) the Borrowing Base then in effect.

         "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit at such time plus (b) the aggregate unpaid amount, if any, of all obligations of the Borrower to reimburse the Issuer and the Lenders with respect to drawings under all Letters of Credit.

         "Letter of Credit Request" means a letter of credit request and certificate duly executed by an Authorized Officer of the Borrower in form and substance acceptable to the Administrative Agent.

         "LIBO Rate" means, as to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotations appearing on Telerate Page 3750, or, if such Telerate Page is not available, on the LIBO page on the Reuters Screen (or on any page that can reasonably be considered a replacement page) at approximately 11:00 a.m. New York time (or as soon thereafter as practicable) two (2) Business Days prior to the beginning of such Interest Period for Dollar deposits having a term comparable to such Interest Period. If no Telerate Page 3750 or Reuters Screen LIBO page (or replacement page) is available, then the "LIBO Rate," as to any Interest

Period for LIBO Rate Loans, shall be equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Mizuho's LIBOR Office in the New York interbank market as at or about 11:00 a.m. New York time (or as soon thereafter as practicable) two (2) Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Mizuho's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Adjusted LIBO Rate.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien, charge or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment, bailment or margin account for security purposes or (ii) production payments and the like which constitute Indebtedness, payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loan" is defined in Section 2.1.1.

         "Loan Document" means, collectively, (a) this Agreement, each Security Document, the Commitment Letter, each Note, each Letter of Credit, each Letter of Credit Request, each Hedging Agreement between the Borrower or any of its Subsidiaries and any Lender, or any Affiliate of any thereof, and each Borrowing Request, together, in each case, with all exhibits, schedules and attachments thereto; and (b) all other agreements, documents or instruments from time to time executed or delivered in connection with or pursuant to any of the foregoing.

         "Majority Lenders" means the Lenders at any time holding Commitments in the aggregate greater than or equal to sixty-six and 2/3 percent (66 2/3%) of the Commitments under the Loan Documents, or, if the Commitments have been terminated, an aggregate amount greater than or equal to sixty-six and 2/3 percent (66 2/3%) of the then current (a) aggregate principal amount of all outstanding Loans and (b) all Letter of Credit Liabilities.

         "Margin Stock" means "margin stock" within the meaning of Regulation U.

         "Material Adverse Effect" means any material and adverse effect (a) on
(i) the business, condition (financial or otherwise), operations or properties of the Borrower or the Borrower and its Subsidiaries (taken as a whole) or (ii) the ability of the Borrower or any other Obligor to perform its obligations under any of the Loan Documents to which it is a party or (b) that purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Documents.

         "Minimum Average Price" means, with respect to volumes of natural gas subject to Hedging Agreements entered into by the Borrower or its Subsidiaries, a number calculated by dividing (a) the aggregate projected natural gas revenues in any given year (as set forth in Sections 5.1.19 and 7.1.12) under such Hedging Agreements determined using either "NYMEX floor" or "NYMEX fixed" natural gas prices and (b) the hedged volume of natural gas in such given year.

         "Mizuho" means Mizuho Corporate Bank, Ltd.

         "MMBtu" means one million British thermal units.

         "Mortgage" means a Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, substantially in the form of Exhibit I hereto, executed and delivered by the Borrower or any Obligor, as the case may be, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Mortgage" shall include each and every mortgage and mortgage supplement after execution and delivery pursuant hereto.

         "Mortgaged Property" means any Oil and Gas Property with respect to which a Lien is granted pursuant to a Mortgage.

         "NEG" means National Energy Group, Inc., a Delaware corporation.

         "NEG Guaranteed Payment" means any "Guaranteed Payment" (as defined in the NEG Holding Operating Agreement) payable to NEG by NEG Holding pursuant to
Section 6.5 of the NEG Holding Operating Agreement.

         "NEG Holding" means NEG Holding LLC, a Delaware limited liability company.

         "NEG Holding Guaranty" means the Guaranty dated as of the Effective Date, executed by NEG Holding in favor of the Administrative Agent, substantially in the form of Exhibit F-1 attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time.

         "NEG Holding Operating Agreement" means that certain Operating Agreement for NEG Holding LLC dated as of May 1, 2001, by and between NEG and Gascon.

         "NEG Management Agreement" means that certain Management Agreement dated as of May 1, 2001, by and between NEG and the Borrower, as amended by that certain First Amendment to Management Agreement dated as of December 31, 2002, by and among NEG, the Borrower and Edgemont Limited Partnership, a Delaware limited partnership.

         "NEG Management Fee" means any "Fee" as defined in Section 3.1 of the NEG Management Agreement.

         "NEG Operating LLC Operating Agreement" means that certain Operating Agreement of NEG Operating LLC dated as of May 1, 2001, executed by NEG Holding.

         "Net Cash Proceeds" means, with respect to any sale or other disposition, the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition received by the Borrower or any of its Subsidiaries, net of all reasonable attorneys' fees, accountants' fees, investment banking fees and other customary fees and commissions actually incurred by the Borrower or any of its Subsidiaries and documented in connection therewith.

         "Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means (without duplication), at any time, the sum of (a) all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document plus (b) all Hedging Obligations in connection with all Hedging Agreements between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of a Lender plus (c) all other obligations (monetary or otherwise) of the Borrower or any Subsidiary to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

         "Obligor" means the Borrower, any Guarantor or any other Person (other than any of the Agents, the Issuer or any Lender) obligated under any Loan Document.

         "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation, management and disposition of Hydrocarbon Interests and Hydrocarbons; (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such Hydrocarbon Interests or such other interests, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons; (c) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith; and (d) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (c) of this definition.

         "Oil and Gas Properties" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future utilization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests: all tenements, hereditaments, appurtenances and Property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "OPA" means the Oil Pollution Act of 1990, as amended from time to time.

         "Organic Documents" means, for any Person, its articles of incorporation, association, formation or incorporation (or comparable document), its by-laws, certificate of formation, regulations, limited liability company agreement, or similar governing document and all shareholder, membership, partnership or other similar agreements, voting trusts and similar arrangements.

         "Participant" is defined in Section 10.12.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan," as defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, with respect to any Lender, the percentage of the Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Percentages shall be determined based upon the most recent Commitments, giving effect to any assignments made in accordance with Section 10.12 or any increases or decreases in Commitments made in accordance with this Agreement.

         "Permitted NEG Affiliate Transactions" means transactions with Affiliates permitted as of the Effective Date pursuant to the NEG Operating LLC Operating Agreement, the NEG Holding Operating Agreement and the NEG Management Agreement.

         "Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means any Pledge Agreement and Irrevocable Proxy dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term "Pledge Agreements" shall include each and every Pledge Agreement and Irrevocable Proxy executed and delivered pursuant to the Loan Documents.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans and other loans at rates of interest at, above or below the Prime Rate. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

         "Property" means all property of any kind, name or nature, real or personal, tangible or intangible, legal or equitable, whether now owned or hereafter acquired.

         "Proven Reserves" means collectively, "proved oil and gas reserves," "proved developed producing oil and gas reserves," "proved developed non-producing oil and gas reserves" (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and "proved undeveloped oil and gas reserves," as such terms are defined by the SEC in its standards and guidelines.

         "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Recommended Borrowing Base Determination" is defined in Section 2.8.2.

         "Regulation U" means any of Regulations T, U or X of the F.R.S. Board from time to time in effect, and any successor or other regulations or official interpretations of the F.R.S. Board or any successor Person, relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and that is applicable to member banks of the Federal Reserve System or any successor Person.

         "Release" means a "release," as defined in CERCLA.

         "Required Lenders" means the Lenders at any time holding Commitments in the aggregate greater than or equal to seventy-five percent (75%) of the Commitments under the Loan Documents, or, if the Commitments have been terminated, an aggregate amount greater than or equal to seventy-five percent (75%) of the then current (a) aggregate principal amount of all outstanding Loans and (b) all Letter of Credit Liabilities.

         "Reserve Report" means the Initial Reserve Reports and any other Reserve Report(s) delivered pursuant to this Agreement, which shall be in form and substance satisfactory to the Engineering Banks, prepared at the sole cost and expense of the Borrower by (a) an Approved Engineer or (b) the Borrower's chief petroleum engineer, as the case may be. Each Reserve Report delivered in connection with (i) an annual scheduled determination of the Borrowing Base shall be accompanied by a certificate from an Approved Engineer certifying in writing that such Reserve Report was prepared in accordance with the normal and customary methods and procedures used by such Approved Engineer for evaluating oil and gas reserves; (ii) a semiannual scheduled determination of the Borrowing Base shall be accompanied by a certificate from the Borrower's internal engineers certifying, in writing, that such Reserve Report was prepared in accordance with the normal and customary methods and procedures used by the Approved Engineer for evaluating oil and gas reserves; and (iii) a discretionary determination of the Borrowing Base pursuant to Sections 2.8.4 and 2.8.5 shall be accompanied by a certificate from an Approved Engineer (unless the Engineering Banks shall have previously consented in writing to a certificate from the Borrower's internal engineers) certifying in writing that such Reserve Report was prepared in accordance with the normal and customary methods and procedures used by such Approved Engineer for evaluating oil and gas reserves. Each Reserve Report shall evaluate Proven Reserves attributable to the Oil and Gas Properties owned directly by the Borrower and its Subsidiaries as of the immediately preceding December 31 or June 30, as the case may be, or the date requested by the Engineering Banks as provided in Section 2.8.4. Each Reserve Report shall set forth volumes, projections of the future rate of production, Hydrocarbons prices, escalation rates, discount rate assumptions, and net proceeds of production, present value of the net proceeds of production, operating expenses and capital expenditures, in each case based upon updated economic assumptions reasonably acceptable to the Engineering Banks.

         "Revolving Credit Termination Date" means the earliest of (a) the Stated Maturity Date; (b) the date on which the Commitments have terminated; and
(c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (c), the Commitments shall terminate automatically and without further action.

         "SEC" means the United States Securities and Exchange Commission and any successor Governmental Authority.

         "Security Agreement" means any Security Agreement executed and delivered pursuant to Section 5.1.6, substantially in the form of Exhibit H hereto, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Security Agreements" shall include each and every Security Agreement executed and delivered pursuant to the Loan Documents.

         "Security Document" means any Pledge Agreement, Guaranty, Security Agreement or Mortgage, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.1 or Section 7.1.7, including without limitation (a) that certain Pledge Agreement executed and delivered by Gascon; (b) that certain Pledge Agreement executed and delivered by NEG; (c) that certain Pledge Agreement executed and delivered by NEG Holding;
(d) that certain Pledge Agreement executed and delivered by the Borrower; (e) that certain Guaranty executed and delivered by NEG Holding; (f) that certain Guaranty executed and delivered by Shana National; (g) that certain Security Agreement executed and delivered by the Borrower; (h) that certain Security Agreement executed and delivered by Shana National; (i) that certain Mortgage executed and delivered by the Borrower; and (j) any other Loan Document to secure any of the Obligations, and all amendments, supplements, restatements or other modifications made from time to time thereto, delivered pursuant to this Agreement. "Security Documents" means, collectively, all of the foregoing.

         "Shana National" means Shana National LLC, a Delaware limited liability Company, and its successors and assigns.

         "Solvent" means, with respect to any Person at any time, a condition under which: (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities mature; (c) such Person does not intend to, and does not, believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and (d) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

         "Stated Amount" has the meaning assigned to such term in the respective Letter of Credit.

         "Stated Maturity Date" means September 1, 2006.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the F.R.S. Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board). Such reserve percentages shall include those imposed pursuant to such Regulation
D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Stockholders' Equity" means, as of the time of any determination thereof IS to be made, the sum of the Borrower's Equity Interests (but excluding treasury stock) and additional paid-in capital, plus retained earnings (minus accumulated deficit), all as shown on the consolidated balance sheet of the Borrower and its Subsidiaries and based on GAAP.

         "Subordinated Debt" means all unsecured Indebtedness of the Borrower or its Subsidiaries after the date of this Agreement for money borrowed which is subordinated, in such amounts, and upon terms and conditions satisfactory to, the Administrative Agent and the Lenders, in right of payment to the payment in full in cash of all Obligations.

         "Subsidiary" means, with respect to any Person (the "parent") at any date any corporation, limited liability company, partnership (limited or general), association or other entity (a) of which Equity Interests representing more than 50% or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated herein, each reference to the term "Subsidiary" means a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means a Guaranty, dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, executed by Shana National in favor of the Administrative Agent and substantially in the form of Exhibit F-2 attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time.

         "Tangible Net Worth" means, at any date, the consolidated net worth of the Borrower and its Consolidated Subsidiaries after subtracting therefrom the aggregate amount of treasury stock, goodwill, deferred development costs, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names and all other intangible assets of the Borrower and its Consolidated Subsidiaries classified as such under GAAP.

         "Taxes" is defined in Section 4.6.

         "Total Interest Expense" means with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of all interest accrued (whether or not paid) on all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis plus
(ii) the portion of any Capitalized Lease Liabilities allocable to interest expense in accordance with GAAP. Total Interest Expense shall be calculated quarterly at the end of each fiscal quarter on a rolling four quarter basis.

         "Transfer" is defined in Section 7.2.10.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC Searches" means central and local current financing statement and Lien searches from each state in which any Collateral or a Borrowing Base Property is located, and such other jurisdictions as the Administrative Agent may request, covering the Borrower and each Guarantor, together with copies of all financing statements listed in such searches.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Unused Availability" means at any time an amount equal to the excess of (i) the Commitments less (ii) the sum of (a) outstanding Loans plus (b) Letter of Credit Liabilities.

         "Welfare Plan" means a "welfare plan," as defined in section 3(1) of ERISA.

         "Wholly-Owned Subsidiary" means, as to any Person, any Subsidiary of which all of the outstanding shares of Equity Interests on a fully-diluted basis, are owned by such Person or one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries. Unless otherwise indicated, each reference to the "Wholly-Owned Subsidiary" means a Wholly-Owned Subsidiary of the Borrower.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Letter of Credit Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Loan Documents, (c) the words "herein," "hereof," "hereto," "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

         SECTION 1.3. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under

Section 7.2.4 and Section 7.2.13) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

                                   ARTICLE II

                  THE COMMITMENTS, BORROWING PROCEDURES, NOTES,
                      LETTERS OF CREDIT AND BORROWING BASE

         SECTION 2.1. The Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans and participate in Letters of Credit, and the Issuer agrees to issue Letters of Credit, as described in this Section 2.1.

         SECTION 2.1.1. Loan Commitment. Each Lender hereby severally agrees to make loans to the Borrower (relative to such Lender, and of any type, each a "Loan" and collectively its "Loans") from time to time on any Business Day occurring prior to the Revolving Credit Termination Date, equal to its Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such Business Day, such Loans being in an aggregate amount never to exceed (a) the lesser of (i) the aggregate Commitments or (ii) the then-current Borrowing Base less (b) outstanding Letters of Credit. The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Commitment." On the terms and conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

         SECTION 2.1.2. Commitment to Issue Letters of Credit. The Issuer agrees to issue under the several responsibilities of the Lenders in accordance with their respective Percentages, from time to time from and after the Effective Date and until the Revolving Credit Termination Date, one or more standby letters of credit (herein collectively called the "Letters of Credit" and individually called a "Letter of Credit") for the account of the Borrower and in the name of the Borrower and for the general corporate purposes of the Borrower. Each Letter of Credit shall be denominated in U.S. Dollars, shall be payable only upon presentation of sight drafts or other forms of demand together with any other documents which may be required to be presented at the time of any drawing thereunder (the exact wording of any such documents, if any, having been specified in, or attached as a copy to, the relevant Letter of Credit Request), and shall be otherwise upon such terms as the Borrower may specify in a Letter of Credit Request delivered to the Issuer at least five (5) Business Days (or such shorter period as may be agreed among the Issuer, the Administrative Agent and the Borrower) before the proposed date of issuance thereof. Each Letter of Credit must be in form and substance satisfactory to the Issuer in its sole and absolute discretion and shall have a fixed expiration date occurring not later than one (1) year after the date of the issuance thereof; provided, however, that in no event shall any Letter of Credit provide for an expiration that is later than five (5) days prior to the Revolving Credit Termination Date. It is understood by the parties hereto that for all purposes of this Agreement, each renewal, if applicable, of a Letter of Credit shall be considered an issuance thereof and the Borrower shall be required to comply with all the provisions of this Agreement with respect to any such renewal to the same extent as if a new Letter of Credit was being issued on such renewal date. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Letter of Credit and subject to the terms hereof, the Issuer shall issue such Letter of Credit promptly to the requested beneficiary and give to the Lenders prompt written notice (in reasonable detail) of such issuance. Promptly after the issuance of or amendment to a Letter of Credit, the Issuer shall notify the Administrative Agent and the Borrower, in writing, of such issuance or amendment, and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall notify the Lenders in writing of such issuance or amendment and, upon receipt of written request from a Lender, shall provide such Lender with copies of such issuance or amendment.

         SECTION 2.1.3. Purchase and Sale of Participations in Each Letter of Credit. Upon the terms and subject to the conditions of this Agreement, each Lender hereby purchases from the Issuer, and the Issuer hereby sells to such Lender, an undivided participation in and to each Letter of Credit and the obligations of the Borrower under this Agreement with respect thereto equal to its respective Percentage. The Borrower agrees that each Lender purchasing a participation from the Issuer pursuant to this Section 2.1.3 may exercise all its rights to payment against the Borrower including the right of setoff, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. Notwithstanding anything herein or in any other Loan Document to the contrary, no Lender shall be permitted or required to make any Loan and the Borrower shall not be permitted to reduce the Commitments pursuant to Section 2.2 if, after giving effect thereto, (a) the aggregate outstanding principal amount of all Loans of all Lenders plus the aggregate amount of all Letter of Credit Liabilities would exceed the lesser of (i) the Commitments or (ii) the then-current Borrowing Base, or (b) the aggregate outstanding principal amount of all Loans plus the aggregate amount of all of the Letter of Credit Liabilities of such Lender would exceed such Lender's Percentage of the Commitments.

         SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit, nor shall the Borrower be permitted to reduce the Letter of Credit Commitment Amount pursuant to Section 2.2 if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Liabilities would exceed the Letter of Credit Commitment Amount, or (b) the aggregate amount of all outstanding Loans plus all Letter of Credit Liabilities would exceed the lesser of (i) the Commitments and (ii) the then-current Borrowing Base.

         SECTION 2.1.6. Addition of Lenders and Increase in Commitments. During such time as the then current Borrowing Base is in excess of $100,000,000 (but only during such time), the Borrower shall have the right, with the prior written consent of the Administrative Agent, to increase the Commitments, provided that (a) the aggregate amount of all such increases shall not exceed an amount equal to $50,000,000, (b) no Default or Event of Default shall have occurred and be continuing at the effective date of such proposed increase and
(c) no Lender's Commitment may be increased without the consent of such Lender. If the Borrower desires to increase the Commitments, the Borrower and the financial institution(s) that the Borrower proposes to become a Lender hereunder, and, if applicable, the existing Lender(s) the Borrower proposes to increase their existing Commitments shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit J hereto (an "Additional Lender Certificate"). Upon receipt of a Additional Lender Certificate, provided the Administrative Agent consents to the proposed increase in the Commitments: (i) the amount of the

Commitments shall be so increased, (ii) the Administrative Agent shall amend and distribute to the Borrower and the Lenders a revised Schedule 2.1 adding or amending, as applicable, the Commitment of any Lender executing the Additional Lender Certificate and the revised Commitments of the Lenders, (iii) any such additional Lender shall be deemed to be a party in all respects to this Agreement as of the effective date set forth in such Additional Lender Certificate, (iv) in the event that any Base Rate Loans are outstanding on the effective date of such increase set forth in the Additional Lender Certificate, then, upon such effective date, any such Lender party to the Additional Lender Certificate shall purchase a pro rata portion of the outstanding Base Rate Loans of each of the current Lenders (without the need to satisfy any of the conditions set forth in Section 10.12.1) such that the Lenders (including any additional Lender, if applicable) shall hold their pro rata share of the outstanding Base Rate Loans as reflected in Schedule 2.1 required by this
Section 2.1.6, and (v) in the event that any LIBO Rate Loans are outstanding on the effective date of such increase set forth in the Additional Lender Certificate, then the Borrower shall notify the Administrative Agent in writing that either (A) the effective date of such increase with respect to outstanding LIBO Rate Loans shall be the last day of the Interest Period with respect to such LIBO Rate Loans or that (B) upon the effective date set forth in such Additional Lender Certificate, any such Lender party to the Additional Lender Certificate shall purchase a pro rata portion of the outstanding LIBO Rate Loans of each of the current Lenders (without the need to satisfy any of the conditions set forth in Section 10.12.1) such that the Lenders (including any additional Lender, if applicable) shall hold their pro rata share of the outstanding LIBO Rate Loans as reflected in Schedule 2.1 required by this
Section 2.1.6. If the Administrative Agent does not consent to the increase in the Commitments in accordance with this Section 2.1.6, the Commitments shall remain unchanged.

         SECTION 2.2. Reduction of Commitments. The Borrower may, from time to time on any Business Day occurring after the time of the initial extension of credit hereunder, voluntarily reduce the Commitments; provided, however, that all such reductions shall require at least three (3) Business Days' prior notice to the Administrative Agent and (except as set forth in Section 2.1.6) shall be permanent; and provided, further, that all such reductions shall reduce each Lender's Commitment ratably in accordance with its Percentage. Any partial reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

         SECTION 2.3. Borrowing Procedures for Loans. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a LIBO Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days prior to the date such Borrowing is to be made or (b) in the case of a Base Rate Borrowing, not later than 10:00 a.m., New York City time, one (1) Business Day prior to the date such Borrowing is to be made. At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000 (including any continuation or conversion of existing Loans pursuant to Section 2.4 made in connection therewith). At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 (including any continuation or conversion of existing Loans pursuant to Section 2.4 made in connection therewith); provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused amount of the Commitments, if less. The Administrative Agent at its option may accept telephonic requests for Loans, provided that such acceptance shall not constitute a waiver of the Administrative Agent's right to delivery of a Borrowing Request in connection with subsequent Loans. Each such telephonic Borrowing Request for a Loan by the Borrower shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing comprised of Loans shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. Borrowings of more than one type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) LIBO Rate Borrowings outstanding. On or before 11:00 a.m. New York time on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not fewer than three (3) nor more than five (5) Business Days' notice that all, or any portion of any Loans, subject to the requirements of Section 2.3, be, in the case of Base Rate Loans, converted into LIBO Rate Loans, and in the case of LIBO Rate Loans, be converted on the last day of the then current interest period into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders to the Borrower, and
(ii) no portion of the outstanding principal amount of any Loans may be so continued as, or be so converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing a domestic or foreign branch or an Affiliate (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligations of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Notes. Each Lender's Loans and Letter of Credit Liabilities under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the Commitments. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid or otherwise in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

         SECTION 2.7. Certain Provisions Relating to the Letters of Credit.

         SECTION 2.7.1. Borrower's Agreement to Repay Letter of Credit Drawings. The Borrower hereby agrees to reimburse the Issuer promptly for each payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit, with interest on the amount so paid or disbursed by the Issuer from and including the date of payment or disbursement to but not including the date the Issuer is reimbursed therefor, at a rate per annum (computed on the basis of a year consisting of 365, or where appropriate 366, days) equal to the rate set forth in Section 3.2.1(a). In the event the Issuer is not reimbursed by the Borrower on the disbursement date, or if the Issuer must for any reason return or disgorge such reimbursement, the Lenders shall, on the terms and subject to the conditions of this Agreement, fund the reimbursement obligation therefor by making, on the next Business Day, Base Rate Loans as provided in Section 2.1.1 to the Borrower (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount) by the Lenders making payment to the Issuer's account; provided, however, for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such reimbursement obligation shall be deemed not to be outstanding at such time. The Issuer agrees to provide to the Borrower prompt notice of any such payment or disbursement made by the Issuer or Loans made by the Lenders; provided that the Issuer's failure to provide such prompt notice shall not limit or impair in any way the Borrower's obligations hereunder. The Borrower's obligation to reimburse the Issuer promptly under this Section 2.7.1 for payments and disbursements made by the Issuer under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuer, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, however, the Borrower shall not be obligated to reimburse the Issuer for any wrongful payment or disbursement made by the Issuer under any Letter of Credit which payment occurs as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer or any of its officers, employees or agents determined by a court of competent jurisdiction in a final non-appealable judgment.

         SECTION 2.7.2. Reimbursement Obligations of the Lenders under the Letters of Credit. If the Borrower shall fail pursuant to the terms of Section
2.7.1 hereof promptly to reimburse the Issuer for each payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit, and the Lenders shall not have made a Loan as provided in
Section 2.7.1 to fund such reimbursement obligation, then upon demand by the Issuer each Lender shall promptly make available to the Issuer at its office indicated on its signature page hereto (or at such other address designated by the Issuer to the Administrative Agent) immediately available funds in an amount equal to such Lender's pro rata share (according to its respective Percentage) of the amount so paid or disbursed by the Issuer. Each Lender shall jointly and severally indemnify and hold harmless the Issuer from and against any and all losses, liabilities (including, without limitation, liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Issuer with such Lender's share of the amount of any payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit in accordance with the provisions of the preceding sentence.

         The obligation of each Lender to provide the Issuer with such Lender's pro rata share of the amount of any payment or disbursement made by the Issuer to settle its obligations under any draft drawn under any Letter of Credit in accordance with the provisions of the preceding paragraph shall be absolute and unconditional under any and all circumstances and irrespective of any set off, withholding, abatement, reduction, counterclaim or defense to payment which such Lender may have or have had against the Issuer, including, without limitation, any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement; provided, however, that no Lender shall be obligated to reimburse the Issuer pursuant to the preceding provisions of this Section 2.7.2 for any wrongful payment or disbursement made by the Issuer under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer or any of its officers, employees or agents determined by a court of competent jurisdiction in a final non-appealable judgment.

         SECTION 2.7.3. Action Upon Occurrence of Default. Upon the occurrence of a Default or an Event of Default, an amount equal to the amount of the then contingent liability of the Issuer (and the other Lenders) under each outstanding Letter of Credit shall, at the option of the Issuer and without demand upon or notice to the Borrower, be deemed (as between the Borrower and the Issuer) to have been paid or disbursed by the Issuer under each such Letter of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and the Borrower shall be obligated (i) promptly to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer, and (ii) if the Issuer, in its discretion, so demands, to pay to the Issuer promptly on demand such additional amounts as may be required so that the aggregate of all amounts previously paid by the Borrower to the Issuer under this Section 2.7.3 and Section 3.1 with respect to such Letters of Credit and not theretofore applied to the payment of amounts payable by the Borrower to the Issuer with respect to such Letters of Credit shall equal the amount of the then contingent liability of the Issuer (and the other Lenders) under such Letters of Credit.

         SECTION 2.7.4. Cash Collateral Procedures. Any amounts so received by the Administrative Agent pursuant to the provisions of Section 2.7.3 or Section
3.1 shall be held as collateral security first for the repayment of all Obligations in connection with Letters of Credit and second for the repayment of all other Obligations. All amounts being held pursuant to this Section 2.7.4 shall, until their application to any Obligations or their return to the Borrower, as the case may be, at the written request of an Authorized Officer of the Borrower, be invested in Cash Equivalent Investments designated by the Borrower and acceptable to the Administrative Agent in its sole discretion but under the sole dominion and control of the Collateral Agent. Such amounts and such Cash Equivalent Investments shall be held by the Collateral Agent as additional collateral security for, and the Borrower hereby grants to the Collateral Agent and its bailees for the benefit of the Agents, the Issuer and the Lenders a security interest in such amounts and such Cash Equivalent Investments (including all interest thereon and all proceeds thereof) to secure, the repayment of the Obligations under and in connection with Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such Cash Equivalent Investments shall be charged against the principal amount invested. None of the Agents, the Issuer nor any of the Lenders shall be liable for any loss resulting from any Cash Equivalent Investment made by the Collateral Agent, whether at the Borrower's request or otherwise. The Collateral Agent is not obligated hereby, or by any other Loan Documents, to make or maintain any Cash Equivalent Investment, except upon timely written request by an Authorized Officer of the Borrower. If and to the extent that (a) all Obligations have been fully and indefeasibly paid and satisfied, and (b) the commitments and obligations of the Issuer and the Lenders under Letters of Credit and this Agreement have terminated, the Collateral Agent shall return to the Borrower, upon the Borrower's request therefor all amounts previously paid to the Administrative Agent by the Borrower pursuant to Section 2.7.3 or Section
3.1 together with interest thereon, if any, and not theretofore applied to reduce amounts payable by the Borrower to the Administrative Agent, the Issuer or any Lenders under this Agreement or any other Loan Document.

         SECTION 2.7.5. Nature of Reimbursement Obligations. The Borrower shall assume and, to the extent set forth in Section 2.7.2, each Lender shall severally assume its pro rata share of all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct or that of any of its officers, employees or agents as determined by a court of competent jurisdiction in a final non-appealable judgment) shall not be responsible for
(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent, ineffective or forged; (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit, including failure of any documents to bear adequate reference to such Letter of Credit; (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a payment or disbursement under a Letter of Credit or of the proceeds thereof; (f) the use which may be made of any Letter of Credit or of any acts of any beneficiary or transferee in connection therewith; (g) any error, neglect, default, suspension or insolvency, of any of the Issuer's correspondents; (h) errors in translation or for errors in interpretation of technical terms; or (i) any other circumstance whatsoever in making or failing to make payment under a Letter of Credit. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Issuer in connection with a Letter of Credit in good faith (and not constituting gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment) shall be binding upon the Borrower, each other Obligor and each Lender and shall not put such Issuer under any resulting liability to the Borrower, any other Obligor or any Lender, as the case may be.

         SECTION 2.8. Borrowing Base.

         SECTION 2.8.1. Initial Borrowing Base. During the period from the Effective Date to the date of the first redetermination of the Borrowing Base pursuant to the provisions of this Section 2.8, the initial amount of the Borrowing Base has been determined by the Engineering Banks and acknowledged by the Borrower and agreed to by the Lenders to be $100.000,000; provided, however, that, notwithstanding the foregoing, the Borrowing Base shall be limited to $60,000,000 until the satisfaction of all of the following (i) the Administrative Agent has received acceptable evidence, in its reasonable discretion, that the Mortgages delivered by the Borrower pursuant to Section
5.1.7 have been filed in the appropriate real property records; (ii) the Administrative Agent has received acceptable evidence, in its reasonable discretion, that the Hedging Agreements required by Section 7.1.11 have been entered into with acceptable counterparties, and (iii) the date that is the later of (A) fifteen (15) days from the Effective Date, within which time the Administrative Agent shall have delivered to the Borrower a written request for further title information and curative work, and (B) such later date as is necessary, in the Administrative Agent's reasonable determination, to resolve to its reasonable satisfaction any and all unresolved title issues relating to the Oil and Gas Properties. The value of the Borrowing Base Properties has been determined by the Engineering Banks and acknowledged by the Borrower and agreed to by the Lenders.

         SECTION 2.8.2. Annual Scheduled Determinations of the Borrowing Base. Promptly after December 31 of each calendar year, commencing December 31, 2003, and in any event prior to March 1 of the subsequent calendar year, the Borrower shall furnish to the Engineering Banks and the Lenders a Reserve Report prepared by an Approved Engineer, which shall (a) be dated as of December 31 of the previous calendar year; (b) be accompanied by a certificate of an Authorized Officer of the Borrower certifying as to matters described in Section 7.1.1(m)(iv); and (c) set forth the Proven Reserves attributable to the Oil and Gas Properties owned directly by the Borrower and its Subsidiaries which the Borrower wishes to include in the Borrowing Base, subject to the approval of the Engineering Banks (the "Borrowing Base Properties"), along with (to the extent not included in such Reserve Report) a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs, quantities and purchasers of production, and other information and engineering and geological data as the Engineering Banks, the Issuer or any Lender may reasonably request. Within thirty (30) days after receipt of such report and information, the Engineering Banks shall make a recommended determination of the amount of credit to be made available to the Borrower hereunder (any such recommended determination of the Borrowing Base from time to time, the "Recommended Borrowing Base Determination"), and upon such Recommended Borrowing Base Determination shall notify the Administrative Agent, who shall promptly notify the Lenders in writing, on behalf of the Engineering Banks, of the Engineering Banks' Recommended Borrowing Base Determination. Such Recommended Borrowing Base Determination made by the Engineering Banks shall be so made by the Engineering Banks in the exercise of their respective sole discretion in accordance with each such Engineering Bank's customary practices and standards for oil and gas loans. If all of the Engineering Banks fail to agree upon the Recommended Borrowing Base Determination in such thirty-Business Day period, then the Administrative Agent shall poll the Engineering Banks and the Recommended Borrowing Base Determination shall be set at the highest amount on which all of the Engineering Banks (if such number would result in a proposed increase in the then current Borrowing Base pursuant to the terms of this
Section 2.8, or otherwise, two of the Engineering Banks) can agree, it being understood that an Engineering Bank is deemed to have agreed to a Recommended Borrowing Base Determination that is lower than the amount actually determined by such Engineering Bank to be the appropriate Recommended Borrowing Base Determination. Each Lender shall approve or reject the Engineering Banks' Recommended Borrowing Base Determination by written notice to the Administrative Agent within ten (10) Business Days of the Administrative Agent's notification of the Engineering Banks' new Recommended Borrowing Base Determination. For any redetermination of the Borrowing Base that would, if approved, result in an increase of the then-effective Borrowing Base, the approval of all of the Lenders shall be required. For any other redetermination of the Borrowing Base, the approval of the Required Lenders shall be required. If all of the Lenders or the Required Lenders, as the case may be, fail to approve any such determination of the Borrowing Base made by the Engineering Banks hereunder in such ten-Business Day period, then the Administrative Agent shall poll the Lenders and the Borrowing Base shall be set at the highest amount on which all of the Lenders (if such number would result in an increase in the Borrowing Base or otherwise, the Required Lenders) can agree, it being understood that a Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Lender to be the appropriate value of the Borrowing Base. Upon approval or deemed approval by all of the Lenders or the Required Lenders, as the case may be, of the amount of credit to be made available to the Borrower hereunder, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower, and such Borrowing Base shall be effective as of April 1 of such calendar year. Notwithstanding anything herein contained to the contrary, no Lender shall be obligated to increase its Commitment without its consent. Except as provided in Section 2.1.6, the Lenders shall at no time have any commitment or obligation whatsoever to increase the Borrowing Base to any amount in excess of $100,000,000.

         SECTION 2.8.3. Semi-Annual Scheduled Determination of the Borrowing Base. In addition, promptly after June 30 of each calendar year, commencing June 30, 2004, and in any event prior to September 1 of the same calendar year, the Borrower shall furnish to the Engineering Banks and the other Lenders a Reserve Report prepared by the Borrower's internal petroleum engineers, which report (a) shall be dated as of June 30 of such calendar year; (b) be accompanied by a certificate of an Authorized Officer of the Borrower certifying as to matters described in Section 7.1.1(m)(iv); and (c) set forth the Proven Reserves attributable to the Oil and Gas Properties, along with (to the extent not included in such Reserve Report) a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs, quantities and purchasers of production, and other information and engineering and geological data as the Engineering Banks, the Issuer or any Lender may reasonably request. Within thirty (30) days after receipt of such report and information, the Engineering Banks shall make a Recommended Borrowing Base Determination as to the new Borrowing Base as of the preceding June 30. Such Recommended Borrowing Base Determination shall be made in the same manner and be subject to the same approvals as prescribed above with respect to the annual review, and likewise the Administrative Agent shall communicate the results of such Recommended Borrowing Base Determination to the Lenders on behalf of the Engineering Banks. Each Lender shall approve or reject the Engineering Banks' redetermination of the Borrowing Base by written notice to the Administrative Agent within ten (10) Business Days of the Administrative Agent's notification of the Engineering Banks' redetermination of the Borrowing Base. For any redetermination of the Borrowing Base that would, if approved, result in an increase of the then-effective Borrowing Base, the approval of all of the Lenders shall be required. For any other redetermination of the Borrowing Base, the approval of the Required Lenders shall be required. If all of the Lenders or the Required Lenders, as the case may be, fail to approve any such redetermination of the Borrowing Base made by the Engineering Banks hereunder in such ten-Business Day period, then the Administrative Agent shall poll the Lenders and the Borrowing Base shall be set at the highest amount on which all of the Lenders (if such number would result in an increase in the Borrowing Base or otherwise, the Required Lenders) can agree, it being understood that a Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Lender to be the appropriate value of the Borrowing Base. Upon approval or deemed approval by all of the Lenders or the Required Lenders, as the case may be, of the amount of credit to be made available to the Borrower hereunder, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower and such new Borrowing Base shall be effective as of October 1 of such calendar year. Notwithstanding anything herein contained to the contrary, no Lender shall be obligated to increase its Commitment without its consent. Except as provided in Section 2.1.6, the Lenders shall at no time have any commitment or obligation whatsoever to increase the Borrowing Base to any amount in excess of $100,000,000.

         SECTION 2.8.4. Discretionary Determination of the Borrowing Base by the Lenders. In addition to the foregoing scheduled annual and semi-annual determinations of the Borrowing Base, the Majority Lenders shall have the right to request a redetermination of the Borrowing Base at their sole discretion at any time and from time to time but not more often than two (2) times during any Fiscal Year. If the Majority Lenders shall elect to request a discretionary redetermination of the Borrowing Base pursuant to the provisions of this Section 2.8.4, the Borrower shall, within thirty (30) days of receipt of a request therefor from the Administrative Agent on behalf of the Engineering Banks, deliver to the Engineering Banks and the Lenders (a) a Reserve Report dated as of the date requested in such request or such other date as required by the Engineering Banks, and prepared by an Approved Engineer (unless the Engineering Banks shall have previously consented in writing to a certificate from the Borrower's internal engineers as to that Reserve Report), who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report, along with
(b) such updated engineering, production, operating and other data as the Engineering Banks, the Issuer or any Lender may reasonably request thereafter; provided, however, that nothing contained in this Section
2.8.4. shall obviate the commitments of the Lenders to make Loans pursuant to the terms and conditions of this Agreement prior to a final redetermination of the Borrowing Base pursuant to this Section 2.8.4. The Engineering Banks shall have thirty (30) days following receipt of such Reserve Report to make an initial redetermination of the Borrowing Base, and the Engineering Banks and the Lenders shall approve and designate the new Borrowing Base in accordance with the procedures and standards described in Section 2.8.2. Notwithstanding anything herein contained to the contrary, no Lender shall be obligated to increase its Commitment without its consent. Except as provided in Section 2.1.6, the Lenders shall at no time have any commitment or obligation whatsoever to increase the Borrowing Base to any amount in excess of $100,000,000.

         SECTION 2.8.5. Discretionary Determination of the Borrowing Base by the Borrower. In addition to the foregoing determinations of the Borrowing Base, the Borrower may request a redetermination of the Borrowing Base at any time and from time to time but not more often than two (2) times during any consecutive twelve-month period. The Borrower shall, within thirty (30) days of receipt of such request, deliver to the Engineering Banks and the Lenders a Reserve Report dated as of the date requested in such request or such other date as required by the Engineering Banks, and prepared by an Approved Engineer, along with such updated engineering, production, operating and other data as the Engineering Banks, the Issuer or any Lender may reasonably request thereafter. Each such discretionary redetermination of the Borrowing Base shall be made in the same manner and in accordance with the procedures and standards set forth above by adjusting the Borrowing Base then in effect. The Engineering Banks shall have thirty (30) days following receipt of such requested information to make an initial redetermination of the Borrowing Base, and the Engineering Banks and the Lenders shall approve and designate the new Borrowing Base in accordance with the procedures and standards described in Section 2.8.2. Notwithstanding anything herein contained to the contrary, no Lender shall be obligated to increase its Commitment without its consent. Except as provided in Section 2.1.6, the Lenders shall at no time have any commitment or obligation whatsoever to increase the Borrowing Base to any amount in excess of $100,000,000.

         SECTION 2.8.6. Mandatory Action When Loans and Letter of Credit Liabilities Exceed the Borrowing Base. Except as set forth in Section 3.1(c), in the event the sum of the aggregate unpaid principal amount of the Loans plus the aggregate amount of the Letter of Credit Liabilities shall, upon any determination or redetermination of the Borrowing Base, be in excess of the Borrowing Base at such time, the Administrative Agent shall so notify the Borrower in the report of such determination by the Administrative Agent to the Borrower, and the Borrower shall immediately make mandatory prepayments of principal on account of the Notes together with accrued interest thereon, deposit cash collateral to secure the Obligations, or both, in the amounts and on the dates set forth in Section 3.1.

         SECTION 2.8.7. General Provisions With Respect to the Borrowing Base. For the purposes of this Agreement, the Borrowing Base to be certified by the Engineering Banks, the Issuer and the Lenders from time to time shall be the lesser of (x) the sum of the aggregate principal amount of the Loans and the aggregate face amount of the Letters of Credit that the Agents, the Issuer and the Lenders (or the Required Lender, as applicable) are willing to have outstanding to the Borrower, and (y) the amount requested by the Borrower. The determination of the Borrowing Base shall be made by the Engineering Banks, the Issuer and the Lenders (or the Required Lenders, if applicable) in accordance with the other provisions of
Section 2.8 in the exercise of their sole and absolute discretion in accordance with their customary practices for oil and gas loans and letters of credit as in effect from time to time. The Engineering Banks, in their respective sole discretion, may make adjustments to the rates, volumes, prices and other assumptions set forth therein. The Engineering Banks may exclude any Oil and Gas Properties or portion of production therefrom or any income from any other Property from the calculated Borrowing Base, at any time, because title information is not reasonably satisfactory to the Engineering Banks in their respective sole discretion or because such Property is not assignable.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Revolving Credit Termination Date. Prior thereto, the Borrower:

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Lenders; (ii) if the Borrower makes such prepayment of any LIBO Rate Loan on any day other than the last day of the Interest Period for such Loan then the Borrower shall be responsible for the increased cost to the Lenders as provided more fully in Section 4.4; (iii) all such voluntary prepayments shall require at least three (3) but no more than five (5) Business Days' prior written notice to the Administrative Agent; and (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and in $1,000,000 increments in excess thereof;

                  (b) shall, on each date when (i) any reduction in or termination of the Commitments shall become effective (including pursuant to Section 2.2) (ii) a Borrowing Base Deficiency shall occur (except a Borrowing Base Deficiency resulting from a redetermination pursuant to Sections 2.8.2, 2.8.3 and 2.8.4), or (iii) the outstanding aggregate principal amount of all Loans and Letter of Credit Liabilities exceeds the Commitments, first, make a mandatory prepayment in an amount at least equal to the aggregate, outstanding principal amount of all Loans in excess of the Commitments as reduced or terminated, and, if such mandatory prepayment was not sufficient to reduce the unpaid principal balance of the Loans to an amount that, when added to Letter of Credit Liabilities, does not exceed the Commitments as reduced or terminated, then second, deposit cash collateral with the Collateral Agent as security for the Obligations, such prepayments and cash deposits to be in an amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans and Letter of Credit Liabilities over the Commitments as so reduced or terminated;

                  (c) shall, within 45 days of a Borrowing Base Deficiency Determination resulting from a redetermination of the Borrowing Base pursuant to Section 2.8, make a mandatory prepayment of an amount sufficient to reduce by at least fifty percent (50%) the total Borrowing Base Deficiency on the date of such Borrowing Base Deficiency Determination, with the entirety of the amount equal to such Borrowing Base Deficiency being due and payable within 90 days of such Borrowing Base Deficiency Determination (provided in both cases, that, if such day is not a Business Day, then on the immediately succeeding Business Day), such that, upon the conclusion of such mandatory prepayments, no Borrowing Base Deficiency exists; and

                  (d) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans and deposit cash collateral with the Administrative Agent as security for the Letter of Credit Liabilities, unless, pursuant to Section 8.3, only a portion of all Loans and Letters of Credit is so accelerated.

Each prepayment of any Loan made pursuant to this Section 3.1 shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitments. All amounts paid pursuant to this Section 3.1 shall be applied first as prepayments on the Loans; provided, that, to the extent all Loans are repaid, any excess amount shall be transferred to the Collateral Agent to be held as cash collateral for the Obligations and applied thereto pursuant to Section 2.7.4.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable by the Borrower in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin with respect to Base Rate Loans; (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin with respect to LIBO Rate Loans.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Default Rates. After the date (after giving effect to any grace period) any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable (including drawn and unpaid Letters of Credit), or after the occurrence of any other Event of Default the Borrower shall pay, but only to the extent permitted by Governmental Rule, interest (after as well as before judgment) at a rate per annum equal to the sum of (x) the Alternate Base Rate plus (y) 2% plus (z) the Applicable Margin from time to time in effect for Base Rate Loans.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication by the Borrower: (a) on the Stated Maturity Date therefor; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; (c) with respect to Base Rate Loans, in arrears on the last Business Day of each calendar month occurring after the Effective Date; (d) with respect to LIBO Rate Loans, in arrears on the last day of each applicable Interest Period; (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and (f) on that portion of any Loans, the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after the occurrence shall be payable by the Borrower upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the date hereof and continuing through the later of (i) the Revolving Credit Termination Date and (ii) the date on which all Obligations shall have been paid in full and all Letters of Credit have expired or terminated, a commitment fee which shall accrue at the Applicable Margin on the daily amount equal to such Lender's Percentage of the sum of the average daily unused portion of the Commitments. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the later of (i) the Revolving Credit Termination Date and (ii) the date on which all Obligations shall have been paid in full and all Letters of Credit have expired or terminated, commencing on the first such date to occur after the Effective Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 3.3.2. Fees Pursuant to Commitment Letter. The Borrower agrees to pay to the Administrative Agent, the Collateral Agent and the Arranger for their own respective accounts as provided in the Commitment Letter, all fees set forth in the Commitment Letter (including all arrangement fees, upfront fees, facility fees and annual agency fees therein described) on the dates and in the amounts set forth in the Commitment Letter.

         SECTION 3.3.3. Letter of Credit Standby Fee Payable to Lenders. The Borrower agrees to pay a fee to the Administrative Agent for the account of the Lenders (including the Issuer), to be distributed ratably (in accordance with their respective Percentages), for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (and including) the date upon which such Letter of Credit expires or terminates in accordance with its terms, at a per annum rate equal to the Applicable Margin from time to time in effect with respect to LIBO Rate Loans on the average daily undrawn face amount of such Letter of Credit. Such fee shall be payable in arrears on each Quarterly Payment Date, with the first such payment to be made on the first Quarterly Payment Date following the issuance of such Letter of Credit.

         SECTION 3.3.4. Letter of Credit Fronting Fee Payable to Issuer. The Borrower agrees to pay to the Issuer for its own account a fronting fee for each Letter of Credit at a per annum rate equal to one-eighth of one percent (1/8 of 1%) of the average daily undrawn face amount of such Letter of Credit. Such fee shall be payable in arrears on each Quarterly Payment Date, with the first such payment to be made on the first Quarterly Payment Date following the issuance of such Letter of Credit. In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuer for such normal and customary costs and expenses as are incurred by the Issuer in issuing, effecting payment under, transferring, amending or otherwise administering any Letter of Credit.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of such Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, promptly be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all such Lenders LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in the Administrative Agent's relevant market; or (b) by reason of circumstances affecting the interbank dollar market generally adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall promptly be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; and (c) all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender with respect to, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower will not be responsible for paying any amounts pursuant to this Section 4.3 accruing more than one hundred eighty (180) days prior to the receipt by the Borrower of the notice referred to in the preceding sentence.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five (5) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer, and such Lender or Issuer determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment, its issuance of a Letter of Credit or its participation in a Letter of Credit, or the Loans made by such Lender or Issuer is reduced to a level below that which such Lender or Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuer to the Borrower, the Borrower shall immediately pay directly to such Lender or the Issuer additional amounts sufficient to compensate such Lender, the Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or the Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or the Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans, reimbursement of Letter of Credit Liabilities and all other amounts payable hereunder and under any other Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's or the Issuer's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required with respect to any Taxes pursuant to any applicable Governmental Rule, then the Borrower will (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (c) pay to the Administrative Agent for the account of the Administrative Agent or such Lender or the Issuer such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender or the Issuer will equal the full amount the Administrative Agent or such Lender or Issuer would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender or the Issuer with respect to any payment received by the Administrative Agent or such Lender or Issuer hereunder, the Administrative Agent or such Lender or Issuer may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Administrative Agent, or any Lender or the Issuer, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, or such Lender or the Issuer for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or such Lender or the Issuer as a result of any such failure. For purposes of this
Section 4.6, a distribution hereunder by the Administrative Agent or any Lender or the Issuer to or for the account of the Administrative Agent or any Lender or the Issuer shall be deemed a payment by the Borrower.

         Each Lender which is organized under the laws of a jurisdiction outside the United States shall, (i) on the day of the initial borrowing from each such Lender hereunder and (ii) from time to time thereafter if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the other Loan Documents or other documents satisfactory to such Lender, the Borrower and the Administrative Agent and indicating that all payments to be made to such Lender hereunder and under the other Loan Documents are not subject to United States withholding tax. Unless the Borrower and the Administrative Agent shall have received such forms or such documents indicating that payments to such Lender hereunder and under the other Loan Documents are not subject to United States withholding tax, the Borrower and the Administrative Agent shall be entitled to withhold United States withholding taxes from such payments at the applicable statutory rate.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders and the Issuer entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without set off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender and the Issuer its share, if any, of such payments received by the Administrative Agent for the account of such Lender or Issuer. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. (a) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set off or otherwise) on account of any Loan or any Letter of Credit Liability (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and Letter of Credit Liabilities held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender with respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent permitted by Governmental Rule, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar Governmental Rule, any Lender receives a secured claim in lieu of a set off to which this Section 4.8 applies, such Lender shall, to the extent practicable, exercise its rights with respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.8 to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Set off. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8 with respect to the Borrower or any-Subsidiary or any other Obligor or, with the consent of the Majority Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender under this Section 4.9 are in addition to other rights and remedies (including other rights of set off under applicable Governmental Rule or otherwise) which such Lender may have.

         SECTION 4.10. Use of Proceeds and Letters of Credit. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans (a) to refinance existing Indebtedness of the Borrower and its Subsidiaries; (b) to reimburse the Issuer for disbursements of Letters of Credit in accordance with this Agreement; and (c) for the Borrower's and its Subsidiaries' general limited liability company, partnership or corporate purposes, including, without limitation, working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act or any Margin Stock, in violation of Regulation U. Letters of Credit will be issued only to support normal and customary oil and gas operations undertaken by the Borrower or any of its Subsidiaries in the ordinary course of its business.

         SECTION 4.11. Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to each Lender and the Issuer under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender or the Issuer limiting rates of interest which may be charged or collected by such Lender or the Issuer. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Lender or the Issuer then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

                  (a) the provisions of this Section 4.11 shall govern and control;

                  (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender or the Issuer shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender or the Issuer herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrower by such Lender or the Issuer (or, if such consideration shall have been paid in full, such excess promptly refunded to the Borrower);

                  (c) all sums paid, or agreed to be paid, to such Lender or the Issuer for the use, forbearance and detention of the indebtedness of the Borrower to such Lender or the Issuer hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

                  (d)      if at any time the interest provided pursuant to
         Section 3.2 together with any other fees payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender or the Issuer pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender or the Issuer pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender or the Issuer if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 4.11.

                                    ARTICLE V

           CONDITIONS TO BORROWING AND ISSUANCES OF LETTERS OF CREDIT

         SECTION 5.1. Initial Borrowing and Letters of Credit. The obligations of the Lenders to fund the initial Borrowing and the obligation of the Issuer to issue the initial Letter of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Agreement and Notes. The Administrative Agent (or its counsel) shall have received (a) from each party hereto, a counterpart of this Agreement, signed on behalf of such party and (b) a Note for the account of each Lender, duly executed and delivered by the Borrower.

         SECTION 5.1.2. Organic Documents, Resolutions, etc. The Administrative Agent shall have received from the Borrower and each other Obligor a certificate from an Authorized Officer of such Obligor dated as of the Effective Date and certifying:

                  (a) that attached to each such certificate are (i) a true and complete copy of all Organic Documents of such Obligor, as in effect on the date of such certificate and (ii) a true and complete copy of a certificate from the Governmental Authority of the state of such Obligor's organization certifying that such Obligor is duly organized and validly existing in such jurisdiction;

                  (b) that attached to such certificate is a true and complete copy of resolutions then in full force and effect, adopted by the board of directors or other governing body of such Obligor, authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

                  (c) that attached thereto is a true and complete copy of a certificate from the appropriate Governmental Authority of the state of organization or formation, as the case may be, of such Obligor as to the existence and good standing of such Obligor, each dated within thirty (30) days prior to the date of delivery pursuant hereto, and that such certificate of incorporation or certificate of formation, as the case may be, has not been amended since the date of such certified copy; and a true and complete copy of a certificate from the appropriate Governmental Authority of each state (without duplication) as to the good standing of and payment of franchise taxes by the Borrower or each such Obligor, if applicable, dated within thirty (30) days prior to the date of delivery pursuant hereto; and

                  (d) as to the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it,

         upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower or such other Obligor canceling or amending such prior certificate.

         SECTION 5.1.3. Arnos Credit Facility. The Administrative Agent shall have received a certificate signed by an Authorized Officer of Arnos, stating that the Borrower has repaid in full all obligations under the Arnos Credit Facility and terminated such facility contemporaneously with the initial Loans hereunder. The Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the Arnos Credit Facility have been released or terminated contemporaneously with the making of such payments and that arrangements satisfactory to the Administrative Agent have been made for recording and filing such releases.

         SECTION 5.1.4. Guaranties. The Administrative Agent shall have received a Guaranty duly executed and delivered by each Guarantor.

         SECTION 5.1.5. Pledge Agreements; Certificates and Blank Powers.

                  (a) The Administrative Agent shall have received counterparts of a Pledge Agreement duly executed and delivered by NEG Holding, together with the following:

                                    (i)      certificates evidencing 100% of the
                  issued and outstanding Equity Interests of the Borrower, which certificates shall in each case be accompanied by undated stock powers or other similar powers duly executed in blank; or, if such Equity Interests are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent or the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders by control in accordance with the Uniform Commercial Code, as in effect in the State of New York; and

                                    (ii)     all documents and instruments,
                  including Uniform Commercial Code Financing Statements (Form UCC-1), required by Governmental Rule or reasonably requested by the Administrative Agent or the Collateral Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

                  (b) The Administrative Agent shall have received counterparts of Pledge Agreements duly executed and delivered by each of NEG and Gascon, together with the following:

                                    (i)      certificates evidencing, as to each
                  of NEG and Gascon, ownership of fifty percent (50%) of the issued and outstanding Equity Interests of NEG Holding, which certificates shall in each case be accompanied by undated stock powers or other similar powers duly executed in blank; or, if such Equity Interests are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent or the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders by control in accordance with the Uniform Commercial Code, as in effect in the State of New York; and

                                    (ii)     all documents and instruments,
                  including Uniform Commercial Code Financing Statements (Form UCC-1), required by Governmental Rule or reasonably requested by the Administrative Agent or the Collateral Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

                  (c) The Administrative Agent shall have received counterparts of a Pledge Agreement duly executed and delivered by the Borrower, together with the following:

                                    (i)      certificates evidencing 100% of the
                  issued and outstanding Equity Interests of Shana National, which certificates shall in each case be accompanied by undated stock powers or other similar powers duly executed in blank; or, if such Equity Interests are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent or the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders by control in accordance with the Uniform Commercial Code, as in effect in the State of New York; and

                                    (ii)     all documents and instruments,
                  including Uniform Commercial Code Financing Statements (Form UCC-1), required by Governmental Rule or reasonably requested by the Administrative Agent or the Collateral Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

         SECTION 5.1.6. Security Agreements and UCC Filings. The Administrative Agent shall have received duly executed counterparts of a Security Agreement, duly executed by the Borrower and Shana National, together with the following:

                  (a) executed or authorized Uniform Commercial Code Financing Statements (Form UCC-1) and such evidence of filing or arrangements for filing as may be acceptable to the Administrative Agent or the Collateral Agent, naming the Borrower, and Shana National, as applicable, as the debtor and the Collateral Agent as the secured party, or other similar instruments or documents, filed or to be under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the security interest of the Collateral Agent pursuant to such Security Agreement; and

                  (b) executed or authorized copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Security Agreement previously granted by any Person, and together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent or the Collateral Agent may reasonably request.

         SECTION 5.1.7. Mortgages. The Administrative Agent shall have received counterparts of duly executed Mortgages encumbering various Oil and Gas Properties which, along with the Oil and Gas Properties encumbered by the other Security Documents, constitute at least ninety percent (90%) of the aggregate net present value attributed to the Oil and Gas Properties as determined by the Administrative Agent in its calculation of the initial Borrowing Base, duly executed by the Borrower, and any other record owner of such Mortgaged Property.

         SECTION 5.1.8. Opinions of Counsel.

                  (a) The Administrative Agent shall have received opinions, dated as of the Effective Date, addressed to the Administrative Agent, the Collateral Agent, the Issuer and all Lenders, from (i) Philip D. Devlin, general counsel to the Borrower and the other Obligors and (ii) Greenberg Traurig LLP, special New York counsel to the Borrower and the other Obligors, each in substantially the form attached hereto as Exhibit E or as otherwise acceptable to the Agent and its counsel.

                  (b) The Administrative Agent shall have received favorable opinions, dated as of the Effective Date, addressed to the Administrative Agent, the Collateral Agent, the Issuer and all Lenders from Greenberg Traurig LLP, local counsel to the Obligors in the States of Texas and Oklahoma, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, which shall include an opinion that the Mortgages are effective to create a valid, perfected Lien in favor of the Collateral Agent on the Mortgaged Properties located in the States of Texas and Oklahoma, respectively, and are in proper form for recordation in such state.

         SECTION 5.1.9. Title. The Administrative Agent shall have received favorable title opinions and other title information all in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

         SECTION 5.1.10. Priority; Security Interest. The Collateral and Borrowing Base Properties shall be free and clear of all Liens, except Liens permitted by Section 7.2.3. All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral and Borrowing Base Properties shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Administrative Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Administrative Agent.

         SECTION 5.1.11. Environmental Matters.

                  (a) Environmental Review. The Administrative Agent shall have received, and shall have been satisfied with the contents, results and scope of, the environmental reports, opinions and other environmental information that have been, or may be, requested by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their sole and absolute discretion.

                  (b) Environmental Warranties. The Borrower shall have adopted and implemented procedures and guidelines as the Borrower has determined are reasonably appropriate to continuously assure compliance with applicable Environmental Laws and to identify and evaluate events or conditions which would result in any Environmental Liability. On the basis of these procedures and guidelines, the Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that after such review the Borrower has reasonably concluded that, except as could not reasonably be expected to have a Material Adverse Effect, no Environmental Liabilities exist or violations of Environmental Laws have occurred.

         SECTION 5.1.12. No Material Adverse Change; Litigation. The Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that (i) no event or condition has occurred since December 31, 2002, that could reasonably be expected to have a Material Adverse Effect and (ii) no litigation, arbitration, governmental proceeding, claim for Taxes, dispute or administrative or other proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.13. UCC and Lien Searches. The Administrative Agent shall have received (i) the UCC Searches, all dated reasonably close to the Effective Date, in the discretion of the Administrative Agent and in form and substance satisfactory to the Administrative Agent and (ii) evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by the financing statements in such UCC Searches are permitted by Section 7.2.3 or have been released.

         SECTION 5.1.14. Insurance. The Administrative Agent shall have received a certificate of the Borrower and NEG in form and substance satisfactory to the Administrative Agent, certified by an Authorized Officer of the Borrower and NEG, respectively, as true and correct in all material respects and describing in detail all liability insurance maintained by each of the Borrower and its Subsidiaries, or NEG and its Subsidiaries, respectively, as of the Effective Date and certifying that (i) such insurance satisfies the requirements of
Section 7.1.4 and the Security Documents and (ii) such insurance is in full force and effect.

         SECTION 5.1.15. Fees. Expenses, etc. The Administrative Agent shall have received for its own account, the account of the Issuer, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

         SECTION 5.1.16. Initial Reserve Reports. The Engineering Banks and the other Lenders shall have received and shall be satisfied with the contents, results and scope of the Initial Reserve Reports.

         SECTION 5.1.17. Approvals and Consents. The Administrative Agent shall have received copies of:

                  (a) all Governmental Approvals from any applicable Governmental Authority or regulatory body or other Person in connection with the execution and performance of the Loan Documents, and all applicable waiting periods and appeal periods shall have expired, without the imposition of any burdensome conditions, and

                  (b) any third party consents and approvals necessary or advisable, in connection with the execution and performance of the Loan Documents, and all applicable waiting periods and appeal periods shall have expired, without the imposition of any burdensome conditions. There shall be no actual government or judicial action restraining, preventing or imposing burdensome conditions on the execution and performance of the Loan Documents.

         SECTION 5.1.18. Financial Statements. The Administrative Agent shall have received the financial statements described in Section 6.5. and such financial statements shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

         SECTION 5.1.19. Hedging Agreements. The Administrative Agent shall have received a list of any Hedging Agreements currently in existence with respect to the Borrower or any of its Subsidiaries.

         SECTION 5.1.20. NEG Documents. The Administrative Agent and the Lenders shall have received:

                  (a) fully-executed executed copies of (i) the NEG Holding Operating Agreement and (ii) the NEG Operating LLC Operating Agreement,

                  (b) a fully-executed copy of an amendment to the NEG Management Agreement, in form and substance satisfactory to the Administrative Agent, which amendment shall (i) reflect the restriction set forth in Section 7.2.13 with respect to the NEG Management Fee,
         (ii) provide that, until all Commitments have been terminated and all Obligations have been paid and performed in full under the Loan Documents, no further amendment to the NEG Management Agreement shall occur without the prior written consent of the Administrative Agent and the Required Lenders, (iii) provide for immediate termination of the NEG Management Agreement in the event of (A) NEG's insolvency or general failure to pay, or admission of its inability or unwillingness to pay, debts as they become due, (B) NEG's general assignment for the benefit of creditors; (C) any default by NEG of the NEG Management Agreement (after giving effect to any applicable grace period), (D) the occurrence and continuation of an Event of Default hereunder by the Borrower and (iii) include any other provisions as the Administrative Agent may have reasonably requested; and

                  (c) a certificate dated as of the Effective Date and duly executed by an Authorized Officer of the Borrower certifying that all such copies delivered pursuant to this Section 5.1.20 are true, correct and complete.

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

         SECTION 5.1.21. Effectiveness Notice. The Administrative Agent shall have received the Effectiveness Notice.

         SECTION 5.1.22. Satisfactory Review and Legal Form. All legal matters in connection with this Agreement and the consummation of the transaction contemplated hereby and by the other Loan Documents shall be approved by the Administrative Agent and its legal counsel, and there shall have been furnished to the Administrative Agent by the Borrower, at the Borrower's expense, such agreements, opinions of counsel, title opinions, and other records and information, in form, substance, scope and methodology satisfactory to the Administrative Agent in its sole discretion, as it may reasonably have requested for that purpose.

         SECTION 5.1.23. Other Documents. The Administrative Agent shall have received such other legal opinions, instruments and documents as any of the Agents or their counsel may have reasonably requested.

The Administrative Agent shall notify the Borrower, the Collateral Agent, the Issuer and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuer to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on January 30, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 5.2. All Borrowings and Letters of Credit. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) and the obligations of the Issuer to issue any Letter of Credit (including the initial Letter of Credit) and of the Lenders to participate therein shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Representations and Warranties. No Default. Both before and after giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, as applicable (but, if any Default of the nature referred to in Section 8.1.4 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof), the following statements shall be true and correct:

                  (a) the representations and warranties of the Borrower and each other Obligor set forth in the Loan Documents shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Default shall have occurred and be continuing and the Borrower shall be in compliance with the financial covenants set forth in Section 7.2.4 and Section 7.2.13.

         SECTION 5.2.2. Borrowing Request. The Administrative Agent shall have received a Borrowing Request for such Borrowing or a Letter of Credit Request for such Letter of Credit. The delivery of a Borrowing Request or a Letter of Credit Request and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that, on the date of such Borrowing or the date of issuance of such Letter of Credit (both immediately before and after giving effect to such Borrowing and the issuance of such Letter of Credit and the application of the proceeds thereof), all representations and warranties of the Borrower and each other Obligor set forth in the Loan Documents are true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, opinions, title opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent, the Collateral Agent, the Issuer and the Lenders to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Administrative Agent, the other Agents, the Issuer and the Lenders as set forth in this Article VI.

         SECTION 6.1. Existence, etc. Each Obligor is a corporation, partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its organization, incorporation or formation. Each Obligor is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification. Each Obligor has full power and authority, and holds all requisite governmental licenses, permits and other approvals, (i) to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party, and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization. Each Obligor has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Obligor thereto, enforceable in accordance with their terms, except to the extent that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights.

         SECTION 6.3. Non-Contravention. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Effective Date under, the respective Organic Documents of any Obligor, or any Governmental Rule or any material agreement or instrument to which any Obligor is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Obligor pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

         SECTION 6.4. Government Approval, Regulation, etc. Except for filings necessary to perfect Liens created under the Loan Documents, no Governmental Approvals or third party consents are necessary for the execution, delivery or performance by any Obligor of the Loan Documents or for the validity or enforceability thereof.

         SECTION 6.5. Financial Information. The Borrower has delivered to the Administrative Agent (a) audited consolidated financial statements of NEG Holding, the Borrower and its Consolidated Subsidiaries as at and for the fiscal year ended December 31, 2002, and unaudited consolidated financial statements of NEG Holding, the Borrower and its Consolidated Subsidiaries as at and for each of the Fiscal Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003. Such financial statements have been prepared in accordance with GAAP as applied on a consistent basis, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither NEG Holding, the Borrower nor any of its Consolidated Subsidiaries has on the Effective Date any material Indebtedness, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as scheduled or referred to or reflected in such financial statements.

         SECTION 6.6. No Material Adverse Change. Since December 31, 2002,

                  (a) there has been no change or event which could reasonably be expected to have a Material Adverse Effect, nor

                  (b) have the business or the Property of the Borrower, any Subsidiary or any other Obligor been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the Borrower's knowledge, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any Subsidiary, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. There are no outstanding judgments against the Borrower or any Subsidiary.

         SECTION 6.8. Subsidiaries. Neither the Borrower nor any other Obligor has any Subsidiaries except those Subsidiaries identified in Item 6.8 ("Subsidiaries") of the Disclosure Schedule.

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

         SECTION 6.9. Location of Business and Offices. The Borrower's state of organization, state identification number, principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement or as otherwise disclosed in writing to the Administrative Agent and its Federal Taxpayer Identification Number is 75-2958833. The state of organization, organizational number, principal place of business, chief executive office and Federal Tax Payer Identification Number of each Subsidiary are described in Item 6.8 ("Subsidiaries") of the Disclosure Schedule or as otherwise disclosed in writing to the Administrative Agent.

         SECTION 6.10. Properties, etc.

                  (a) Each of the Borrower and its Subsidiaries has good and defensible title to, or valid leasehold interests in, its Mortgaged Properties and its other material (individually or in the aggregate) Properties, free and clear of all Liens, and free and clear of all limitations and restrictions on, and consent requirements for, disposition or transfer, except as permitted pursuant to Section 7.2.3. The interests and properties described in Item 6.10 ("Properties") of the Disclosure Schedule constitute all the Hydrocarbon Interests owned by the Borrower and the other Obligors as of the date of this Agreement. Other than those Subsidiaries of the Borrower that are executing a Mortgage pursuant to this Agreement, no Subsidiary of the Borrower owns any real property. Except as set forth in Item 6.10 of the Disclosure Schedule, after giving full effect to the Permitted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

                  (c) The rights, Mortgaged Properties and other assets currently owned, leased or licensed by the Borrower and its Subsidiaries, including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Effective Date.

                  (d) All of the assets and Properties of the Borrower and its Subsidiaries that are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

         SECTION 6.11. Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent, the Collateral Agent, the Issuer and the Lenders on or in respect of their respective Properties.

         SECTION 6.12. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by Governmental Rule to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         SECTION 6.13. Insurance. Item 6.13 ("Insurance") of the Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing and through the respective dates set forth in
Item 6.13 of the Disclosure Schedule have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of Governmental Rule and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary.

         SECTION 6.14. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         SECTION 6.15. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act; of 1935, as amended.

         SECTION 6.16. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date hereof and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan under Section 4041(c) of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any liability, fine or penalty. Except as disclosed in Item 6.16 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a

Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.17. Environmental Warranties.

                  (a) The Borrower and each Subsidiary and all of their respective Properties and operations are in compliance in all respects with all Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; neither the Borrower nor any Subsidiary is aware of, and none of the Borrower or any of its Subsidiaries has received notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of any of them with all Environmental Laws;

                  (b) there have been no past, and there are no pending or, to the knowledge of the Borrower, threatened, (i) claims or complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law by the Borrower or any of its Affiliates, or (ii) complaints, notices or inquiries to the Borrower or any of its Affiliates regarding potential liability under any Environmental Law;

                  (c) Except as could not reasonably be expected to have a Material Adverse Effect, there have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (d) Except where the failure to take such actions would not have a Material Adverse Effect: (i) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a Hazardous Material into the environment, have been duly obtained or filed, and (ii) the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (e) no Property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) Except as could not reasonably be expected to have a Material Adverse Effect, there are no polychlorinated biphenyls or friable asbestos present at any Property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower: and

                  (i) Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower, no conditions exist at, on or under any Property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         SECTION 6.18. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose that violates, or would be inconsistent with, Regulation U.

         SECTION 6.19. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any other Obligor in writing to the Administrative Agent, the Collateral Agent, any Lender or the Issuer for purposes of or in connection with this Agreement, any Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of any Obligor to the Administrative Agent, the Collateral Agent, the Issuer or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by to the Administrative Agent, the Collateral Agent, the Issuer or such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact existing with respect to the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect arid which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Effective Date in connection with the transactions contemplated hereby.

         SECTION 6.20. Defaults. Neither the Borrower nor any Subsidiary is in default, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default, under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound. No Default hereunder has occurred and is continuing.

         SECTION 6.20.1. Solvency. Each Obligor is Solvent.

         SECTION 6.21. Compliance with Law. Neither the Borrower nor any Subsidiary has violated any Governmental Rule or failed to obtain any Governmental Approval necessary for the ownership of any of its Properties or the conduct of its business. The Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Governmental Rules of all Governmental Authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties.

         SECTION 6.22. Direct Benefit. The initial Borrowings and Letters of Credit hereunder and all additional Borrowings and Letters of Credit hereunder are or will be, as applicable, for the direct benefit of the Borrower, or in the case of any initial or additional Letters of Credit, one or more of the Obligors. The Borrower and each of the Guarantors are engaged as an integrated group in the business of oil and gas exploration and related fields, and any benefits to any such Obligor is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of any such Obligor is dependent upon the continued successful performance of the functions of the integrated group as a whole.

         SECTION 6.23. Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be used in accordance with the purposes set forth in
Section 4.10.

         SECTION 6.24. Priority; Security Matters. The Obligations are and shall be at all times secured by Liens in all Collateral to the extent perfection has or will occur by the filing of a UCC financing statement in the States of Texas and Oklahoma, if applicable, the filing of a Mortgage in real property records of the parish or county in which such real property or fixtures are located (or adjacent in the case of properties located on the Outer Continental Shelf), or by possession, and, except for Liens permitted by Section 7.2.3, all such Liens shall be first priority Liens.

         SECTION 6.25. Material Agreements. Item 6.25 ("Material Agreements") of the Disclosure Schedule sets forth a complete and correct list of (a) all indentures, obligations in respect of letters of credit, guarantees and (b) in addition to and not in limitation of clause (a), all agreements, leases, purchase agreements, joint venture agreements, and other instruments in effect or to be in effect as of the Effective Date (other than Hedging Agreements) a default with respect to which, or acceleration or termination of which, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.26. Hedging Agreements. Item 6.26 ("Hedging Agreements") of the Disclosure Schedule sets forth, as of the Effective Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements and all forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with Administrative Agent, the Co-Agents, the Collateral Agent, the Issuer and the Lenders that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will, and will cause its Subsidiaries to, perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (or, in the case of Section 7.1.1(m), to the Engineering Banks) for distribution to the Lenders copies (in sufficient number to provide at least one copy to each Lender) of the following financial statements, reports, notices and information:

                  (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of an audited annual report for such Fiscal Year for NEG Holding, the Borrower and its Consolidated Subsidiaries, including therein consolidated (and, if required by GAAP or by any Governmental Authority, consolidating) financial statements of NEC Holding, the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and certified (without any "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing acceptable to the Administrative Agent and the Majority Lenders to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP as applied on a consistent basis.

                  (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of NEG Holding, the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of NEG Holding, the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, accompanied by a certificate of an Authorized Officer of the Borrower stating that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of NEG Holding, the Borrower and its Consolidated Subsidiaries in accordance with GAAP as applied on a consistent basis, as at the end of, and for, such period.

                  (c) Monthly Financial Statements. As soon as available and in any event within twenty-five (25) days after the end of each of calendar month, monthly financial statements in substantially the form historically provided to the Administrative Agent, including without limitation, consolidated balance sheets of NEG Holding, the Borrower and its Consolidated Subsidiaries as of the end of such calendar month and consolidated statements of earnings and cash flow of NEG Holding, the Borrower and its Consolidated Subsidiaries for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, and setting forth in each case in comparative form the corresponding figures for the corresponding month in the preceding Fiscal Year, accompanied by a certificate of an Authorized Officer of the Borrower stating that (x) such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of NEG Holding, the Borrower and its Consolidated Subsidiaries in accordance with GAAP as applied on a consistent basis, as at the end of, and for, such month and that (y) the information described in the immediately succeeding sentence of this clause (c) is true, correct and complete in all material respects. Concurrently with the delivery of the foregoing pursuant to this clause (c), the Borrower shall also deliver, with respect to the preceding calendar month, (i) an oil and gas revenue and expense summary, (ii) an oil and gas production volume analysis; (iii) a summary of capital costs, (iv) a summary of general and administrative costs, (v) a detailed comparison of projected and actual costs and expenses and (vi) a lease operating summary.

                  (d) Financial Covenants Compliance; No Default. Concurrently with any delivery of financial statements pursuant to clauses (a) or (b) above, a certificate executed by an Authorized Officer of the Borrower and showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4. and Section 7.2.13, together with a statement, if applicable, to the effect that the Borrower has not become aware of any Default or Event of Default that has occurred or is continuing.

                  (e) Production Statement. Concurrently with the delivery of the certificate described in clause (d) above, (i) a production statement that identifies the most recent information available relating to the gross volumes of Hydrocarbons produced in the aggregate from the Hydrocarbon Interests included in the Borrowing Base, (ii) a statement of revenues and expenses attributable to the Hydrocarbon Interests included in the Borrowing Base for such Fiscal Quarter ended, and (iii) an operating report that identifies the most recent information available relating to the aggregate Hydrocarbons throughput of any gas gathering systems of the Borrower and its Subsidiaries, revenues and expenses and operating reports each attributable to such gas gathering systems for such Fiscal Quarter then ended, such production report and statement of revenues and expenses and operating reports each to be in a form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

                  (f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the board of directors or other managing body of the Borrower or any Subsidiary of the Borrower, to such letter or report.

                  (g) Default; Borrowing Base Deficiency, etc. Immediately upon the Borrower learning of the occurrence of any Default. Borrowing Base Deficiency or anything that could reasonably be expected to have a Material Adverse Effect, a statement of an Authorized Officer of the Borrower setting forth details of such Default, Borrowing Base Deficiency or Material Adverse Effect and the action that the Borrower or such other Obligor has taken and proposes to take with respect thereto.

                  (h)      Litigation. Promptly upon the Borrower learning of
         (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in
         Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto.

                  (i) SEC Filings. Etc. Promptly after the sending or filing thereof, copies of all reports that NEG sends to its stockholders generally, and all reports on form 10-K, 10-Q, 8-K, all definitive proxy statements, and effective registration statements (other than registration statements on Form S-8 or successor forms for sales of securities under Plans) which NEG files with the SEC or any national securities exchange.

                  (j) ERISA Matters. Immediately upon becoming aware of the institution of any steps by the Borrower or any Affiliate of the Borrower to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto.

                  (k) Hedging Agreements. Promptly upon the Borrower learning of any default under one or more Hedging Agreements within a one month period that results in an obligation of the Borrower or any of its Subsidiaries to make one or more payments in an aggregate amount in excess of $1,000,000, written notice thereof and copies of all documentation relating thereto.

                  (1) Margin Accounts. Promptly upon the aggregate value of all margin accounts established by the Borrower or any of its Subsidiaries with respect to Hedging Obligations exceeding $1,000,000, written notice of the aggregate value of all such margin accounts.

                  (m)      Reserve Reports.

                                    (i)      On or before March 1 of each
                  calendar year, commencing March 1, 2004, a Reserve Report prepared by an Approved Engineer, dated as of December 31 of the preceding year;

                                    (ii)     On or before September 1 of each
                  calendar year, commencing September 1, 2004, a Reserve Report prepared by the Borrower, dated as of June 30 of such year;

                                    (iii)    In the event of a discretionary
                  redetermination by the Lenders pursuant to Section 2.8.4, (A) a Reserve Report with an "as of date as required by the Engineering Banks and prepared by an Approved Engineer (unless the Engineering Banks shall have previously consented in writing to a certificate from the Borrower's internal engineers), who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report, along with (B) such updated engineering, production, operating and other data as the Engineering Banks, the Issuer or any Lender may reasonably request thereafter. The Borrower shall provide such Reserve Reports required by this Section 7.1.1(m)(iii) as soon as possible, but in any event no later than thirty (30) days following the receipt of the request by the Administrative Agent on behalf of the Engineering Banks; and

                                    (iv)     With the delivery of each Reserve
                  Report, a certificate from an Authorized Officer of the Borrower certifying that: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower and its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Oil and Gas Properties are free of all Liens except for Liens permitted by Section 7.2.3 and (iii) the report, in form and substance satisfactory to the Administrative Agent, attached as an exhibit to the certificate, sets forth on a net basis all gas imbalances, take or pay or other prepayments with respect to the Borrower's and any Subsidiaries' Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

                  (n) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 7.1.1.

                  (o) Gas Imbalances. Concurrently with the delivery of the financial statements pursuant to clause (a) or (b) above, a report in form and substance satisfactory to the Administrative Agent setting forth, on a net basis, all gas imbalances, take or pay or other prepayments with respect to the Borrower's and any Subsidiaries' Oil and Gas Properties which would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

                  (p) Notice of Dispositions of Properties. Promptly upon the disposition of any Oil and Gas Properties or Equity Interests pursuant to Section 7.2.10 or otherwise, and in any event within five
         (5) Business Days of such disposition, the Borrower shall provide the Administrative Agent with written notice of such disposition, setting forth a description of the Oil and Gas Properties or Equity Interests so disposed of and the proceeds received in connection with such disposition.

                  (q) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect.

                  (r) Other. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Agent, the Issuer or any Lender may from time to time reasonably request.

         SECTION 7.1.2. Compliance with Laws. Maintenance of Existence, etc. The Borrower will and will cause each of its Subsidiaries to:

                  (a) comply in all material respects with all applicable laws, rules, regulations and orders;

                  (b) do all things necessary and proper to maintain and preserve its respective corporate or other existence and franchises and privileges in the jurisdiction of its formation and qualify and remain qualified as a foreign entity authorized to do business in each jurisdiction in which it conducts business; and

                  (c) pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its Property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective Properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and otherwise do all other things necessary to keep unimpaired, except for Liens permitted in Section 7.2.3, its rights with respect to its Oil and Gas Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions of Property permitted by Section 7.2.10. The Borrower Will, and will cause each of its Subsidiaries to, operate its and their respective Oil and Gas Properties or cause or make reasonable efforts to cause such Oil and Gas Properties to be operated in a reasonable and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all applicable laws, rules, regulations and orders of any applicable Governmental Authority.

         SECTION 7.1.4. Insurance.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its and its Subsidiaries' Properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this
         Section 7.1.4(a). Each
         insurance policy covering Collateral shall provide that such policy will not be canceled or reduced without thirty (30) days' prior written notice to the Administrative Agent. In the event an Event of Default occurs and continues for a period of thirty (30) consecutive days, the Borrower will cause, within five (5) days, each insurance policy covering Collateral to name the Collateral Agent as additional insured and loss payee for the benefit of itself, the Agents, the Lenders and the Issuer.

                  (b) NEG will maintain or cause to be maintained with responsible insurance companies insurance with respect to its and its Subsidiaries' Properties and business (including business interruption insurance) relating to the Borrower against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of NEG setting forth the nature and extent of all insurance maintained by NEG and its Subsidiaries in accordance with this Section 7.1.4(b).

         SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent, the Collateral Agent, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's and its Subsidiaries financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or organizational records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's, the Collateral Agents, the Issuer's or any Lender's exercise of its rights pursuant to this Section 7.1.5.

         SECTION 7.1.6. Environmental Matters. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with Environmental Laws; and

                  (c) provide such information and certifications that the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

         SECTION 7.1.7. Delivery of Security Documents: Perfection and Protection of Security Interests and Liens; Additional Subsidiaries.

                  (a) The Borrower agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by the Collateral Agent or the Administrative Agent, any Security Documents, financing statements, continuation statements, extension agreements and other similar agreements or instruments (in addition to those required to be delivered under Article V) in form and substance satisfactory to the Collateral Agent or the Administrative Agent for the purpose of granting, confirming and perfecting first and prior liens or security interests in any real or personal Property which is at such time Collateral or that was intended to be Collateral pursuant to any Loan Document previously executed and not then released by the Collateral Agent; or Equity Interests in each Subsidiary of the Borrower; provided, however, that the Borrower and its Subsidiaries shall at all times maintain in effect in favor of the Collateral Agent such Mortgages as are necessary to grant, confirm and perfect first and prior liens or security interests in at least ninety percent (90%) of the net present value of the Oil and Gas Properties of the Borrower and its Subsidiaries; and further provided, however, that in the event that the Hydrocarbon Interests on which the Collateral Agent has a first priority perfected Lien shall constitute less than ninety percent (90%) of the net present value of the Oil and Gas Properties of the Borrower and its Subsidiaries, the Borrower shall promptly notify the Administrative Agent and the Collateral Agent and execute or cause to be executed additional Mortgages necessary to increase such percentage to at least ninety percent (90%) Oil and Gas Properties of the Borrower and its Subsidiaries, as determined by the Administrative Agent in its reasonable discretion. The Borrower also agrees to deliver, and to cause its Subsidiaries to deliver, whenever requested by the Administrative Agent, favorable title opinions (in addition to those required to be delivered under Article V) from legal counsel acceptable to the Administrative Agent, or favorable title insurance policies from insurers acceptable to the Administrative Agent with respect to any Collateral as to which the Administrative Agent believes that the record ownership of such Collateral, or the status of Liens securing Obligations, is in question, based upon abstract or record examinations to date acceptable to the Administrative Agent, and
         (i) stating that the Borrower has good and marketable title to such properties and interest, free and clear of all Liens except for Liens permitted pursuant to Section 7.2.3; (ii) confirming that such properties and interest are subject to Security Documents securing Obligations that constitute and create legal, valid and duly perfected Liens to such properties and interests and the proceeds thereof, and
         (iii) covering such other matters as the Administrative Agent may request.

                  (b) The Borrower will and will cause its Subsidiaries to from time to time deliver or cause to be delivered to the Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the relevant Person, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which the Administrative Agent or the Collateral Agent requests for the purpose of perfecting, confirming or protecting any Liens or other rights in Collateral.

                  (c) The Borrower hereby authorizes the Administrative Agent and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Obligor where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Administrative Agent will send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other Obligor and the Administrative Agent will send Borrower the filing or recordation information with respect thereto.

                  (d) The Borrower will furnish to the Administrative Agent promptly, and in any event within thirty (30) days upon becoming aware of the following changes, written notice of any change (i) in any Subsidiary's corporate name or in any trade name used to identify such Subsidiary in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Subsidiary's chief executive office or its principal place of business, (iii) in any Subsidiary's identity or corporate structure, and (iv) in any Obligor's Federal Taxpayer Identification Number, including, without limitation, information regarding the time of such relocation, the items being relocated and the intended new locality of such items. Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request of the Administrative Agent, information which is in the possession of the Borrower or its Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. The Security Documents shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement.

                  (e) If any additional Subsidiary of the Borrower is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof. The Borrower will (i) cause any Subsidiary to execute a Guaranty within 30 days after such Subsidiary is formed or acquired and (ii) pledge, or cause any Subsidiary to pledge, all Equity Interests in such newly determined Subsidiary pursuant to a Pledge Agreement.

        SECTION 7.1.8. Compliance with Other Contractual Obligations. The Borrower will, and will cause its Subsidiaries, to perform and observe in all material respects all of the covenants and agreements contained in each contract or agreement to which it is a party that are provided to be performed and observed on the part of such Person, taking into account any grace period, and shall in the reasonable business judgment of the Borrower diligently and in good faith enforce, using appropriate procedures and proceedings, all of its and its Subsidiaries' material rights and remedies under (including taking all diligent actions required to collect amounts owed to such Person by any other parties thereunder) each such contract or agreement.

        SECTION 7.1.9. Performance of Obligations. The Borrower will and will cause each other Obligor to do and perform every act and discharge all of the Obligations at the time or times and in the manner specified.

         SECTION 7.1.10. Use of Proceeds. The Borrower and its Subsidiaries will use the proceeds of the Loans and the Letters of Credit only in accordance with the purposes set forth in Section 4.10.

         SECTION 7.1.11. Hedging Agreements. Promptly, and in any event not more than ten (10) Business Days after the Effective Date, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent to the effect that the Borrower has entered into Hedging Agreements, in form and substance acceptable to the Administrative Agent and with counterparties acceptable to the Administrative Agent, relating to natural gas Hydrocarbon production from the "proved developed producing oil and gas reserves" (as defined in the standards and guidelines of the SEC) which are attributable to the Hydrocarbon Interests of the Borrower and its Subsidiaries as set forth in the most recently delivered Reserve Report, at the minimum MMBtu and Minimum Average Prices as set forth below:

                             MINIMUM HEDGED VOLUME           MINIMUM AVERAGE PRICE
CALENDAR YEAR                       (MMBTU)                       (PER MMBTU)
----------------------------------------------------------------------------------
     2004                          8,400,000                         $3.92
     2005                          7,200,000                         $3.78
     2006                          6,000,000                         $4.30

         SECTION 7.1.12. Title to Oil and Gas Properties. The Borrower shall, and shall cause each Subsidiary to, maintain good and defensible title to its material (individually or in the aggregate) Oil and Gas Properties, including, the Mortgaged Properties, if any, and to do all things reasonably necessary to cure any material title defects that are not Liens permitted by Section 7.2.3 of which the Borrower or any Subsidiary has knowledge or has been provided notice.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will, and will cause its Subsidiaries to, perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except the Oil and Gas Business.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable with respect to any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness with respect to the Loans and other Obligations;

                  (b) until the date of the initial Borrowing, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Repaid") of the Disclosure Schedule;

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

                  (c) Indebtedness in an aggregate principal amount not to exceed $5,000,000.00 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets to finance the acquisition of such assets;

                  (d) unsecured accounts payable by the Borrower incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities) which are not more than 90 days past due;

                  (e) Indebtedness with respect to Capitalized Lease Liabilities in an aggregate principal amount not to exceed $5,000,000.00 at any time outstanding;

                  (f) Indebtedness of the Borrower and its Subsidiaries with respect to Hedging Obligations; provided, that (i) such Hedging Obligations with respect to commodities (including oil and gas) do not exceed volumes with respect to any year in excess of eighty percent (80%) of the projected production attributable to the Borrower's then proved developed producing Oil and Gas Properties with respect to such year, and are not with respect to forward sales of production, and are included to protect the Borrower against price fluctuations and are not entered into for the purpose of speculative investments; (ii) any Hedging Obligations with respect to interest rates, are entered into with the purpose and effect of fixing and capping interest rates on a principal amount of indebtedness of the Borrower that is accruing interest at a variable rate; provided that (A) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of the Borrower to be hedged by such contract; and (B) the Borrower shall not establish or maintain any margin accounts with respect to such contracts; and (iii) in each case, the underlying contracts are with any counterparty (or the parent entity thereof) who at the time the contract is made has long-term obligations rated BBB+ or better by Standard & Poor's Ratings Group or Baal or better by Moody's Investors Services, Inc.; and

                  (g)      Subordinated Debt of the Borrower;

provided, however, that no Indebtedness otherwise permitted by clauses (c), (d),
(e), (f) or (g) shall be permitted if, after giving effect to the incurrence thereof, any Default or Borrowing Base Deficiency shall have occurred and be continuing.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, except:

                  (a) Liens securing payment of the Obligations and any Hedging Obligations owed to a Lender (including the Administrative Agent or the Issuer), granted pursuant to any Loan Document;

                  (b) Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

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                  (c)      Liens granted to secure payment of Indebtedness of
         the type permitted and described in clause (c) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (g) Judgment Liens in existence fewer than fifteen (15) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

                  (h) Liens of operators under joint operating agreements or similar contractual arrangements with respect to the Borrower's or such Subsidiary's proportionate share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests owned jointly with others, to the extent that same relate to sums not yet due or that are being contested in good faith by appropriate action promptly initiated and diligently conducted and in such manner as not to jeopardize the Administrative Agent's, the Collateral Agent's, the Issuer's or any Lender's rights in and to any Collateral, if cash reserves shall have been provided therefor.

         SECTION 7.2.4. Financial Covenants.

                  (a) EBITDAX to Interest Expense Ratio. The Borrower will not permit its ratio of EBITDAX to Total Interest Expense (calculated quarterly at the end of each Fiscal Quarter on a rolling four quarter basis) to be less than 2.5 to 1.0 at any time;

                  (b) Indebtedness to Capitalization Ratio. The Borrower will not permit its ratio of Indebtedness to Capitalization as of the end of any Fiscal Quarter (calculated quarterly at the end of each Fiscal Quarter on a rolling four quarter basis) to be more than 0.45 to
         1.0 at any time;

                  (c) Tangible Net Worth. The Borrower will not permit its Tangible Net Worth at any time to be less than the sum of (1) $139,943,849.40 plus (2) fifty percent (50%) of the Net Cash Proceeds from the sale of any Equity Interests of the Borrower

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

         after the Effective Date; provided, however, that non-cash gains and losses, including. without limitation, FASB 133, 142, 143 and 144 non-cash gains and losses shall be excluded from the foregoing calculation (to the extent otherwise included therein); and

                  (d) Current Ratio. The Borrower will not permit its Current Ratio to be less than 1.0 to 1.0 at any time.

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5 ("Ongoing Investments") of the Disclosure Schedule;

                  (b) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

                  (c) Investments in the ordinary course of business to support the normal and customary oil and gas operations undertaken by the Borrower through joint ventures or partnerships engaged in the Oil and Gas Business in an aggregate amount at any time not to exceed $12,000,000; and

                  (d) with the approval of the Required Lenders, Investments in Equity Interests of other Persons engaged in the Oil and Gas Business which are not Affiliates of the Borrower or any other Obligor in an aggregate amount at any time not to exceed $5,000,000;

         provided, however, that the purchase price with respect to acquisitions permitted by and effected pursuant to Section 7.2.8(b) shall reduce dollar per dollar the $12,000,000 Investment limitation set forth in clause (c) above; provided further, that no Investment otherwise permitted by clauses (c) and (d) above shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Borrowing Base Deficiency shall have occurred and be continuing; and provided further that any such Investment shall only be permitted if the Borrower gives the Administrative Agent written notice of such investment within five (5) Business days of the making of such Investment; and provided, further, that the Borrower may, in the ordinary course of business, acquire or make investments in the Oil and Gas Properties of another Person.

         SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date,

                  (a) except as set forth below, the Borrower will not declare and will not permit any Subsidiary to pay or make any dividend or distribution (in cash, property or obligations) on any shares (or other securities) of any class of the Borrower's Equity Interests (now or hereafter outstanding) or on any warrants, options or other rights with respect to any shares (or other securities) of any class of Equity Interests (now or hereafter outstanding) or apply, or permit any of its Subsidiaries to apply, any of its funds or Property to the purchase, redemption, sinking fund or other retirement of, or agree or

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         permit any of its Subsidiaries to purchase or redeem, any shares (or other securities) of any class of the Borrower's Equity Interests (now or hereafter outstanding), or warrants, options or other rights with respect to any shares (or other securities) of any class of the Borrower's Equity Interests (now or hereafter outstanding);

                  (b) except as set forth below, (i) the Borrower will not, and will not permit any Subsidiary to, pay any portion of the Management Fee to NEG and (ii) the Borrower will not, and will not permit NEG Holding to, pay any Guaranteed Payments to NEG;

                  (c) the Borrower will not, and will not permit any of its Subsidiaries to (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or (ii) redeem, purchase or defease, any Subordinated Debt; and

                  (d) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that the Borrower and its Subsidiaries shall be allowed to effect a dividend or distribution otherwise restricted by clauses (a) and (b) above (subject at all times, however, with respect to any payment of a Management Fee, to the limitations set forth in Section 7.2.13) if and only if,
(A) immediately after giving effect to such dividend or distribution, the sum of the Borrower's (x) cash on hand at such time plus (y) Unused Availability hereunder at such time equals or exceeds ten percent (10%) of the then-current Borrowing Base and (B) prior to payment of the proposed dividend or distribution, the Borrower delivers to the Administrative Agent a compliance certificate executed by an Authorized Officer of the Borrower (I) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with clause (A) above and, both immediately before and after giving effect to such dividend or distribution, with the financial covenants set forth in Section 7.2.4. and
Section 7.2.13, and (II) containing a statement to the effect that the Borrower has not become aware of any Default or Event of Default that has occurred or is continuing and that no Borrowing Base Deficiency exists or can be expected to exist.

         SECTION 7.2.7. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other Property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other Property or services are delivered or furnished to it.

         SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or sell, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its Property or assets to any other Person except that:

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

                  (a) (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any Wholly-Owned Subsidiary, and the Property or Equity Interests of any Subsidiary may be purchased or otherwise acquired by the Borrower or any Wholly-Owned Subsidiary; provided that in any such transaction involving the Borrower or any Wholly-Owned Subsidiary, the Borrower or such Wholly-Owned Subsidiary shall be the surviving or continuing entity, and (ii) any Subsidiary may sell, lease transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly-Owned Subsidiary; and

                  (b) so long as (i) permitted by Section 7.2.5 and (ii) no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger that, in the discretion of the Administrative Agent, is engaged in the Oil and Gas Business; provided that in any merger involving the Borrower or any Wholly-Owned Subsidiary, the Borrower or such Wholly-Owned Subsidiary shall be the surviving or continuing entity.

         SECTION 7.2.9. Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

         SECTION 7.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, farm-out, transfer, lease, contribute, convey or otherwise transfer, or grant options, warrants or other rights to any Person (each a "Transfer") any of its Property (including, without limitation, accounts receivable, Equity Interests of Subsidiaries and the Oil and Gas Properties), except for:

                  (a) the sale of Hydrocarbons in the ordinary course of business;

                  (b) the sale or transfer of equipment that is obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business;

                  (c) the sale, transfer or other disposition in one or more transactions of Properties of the Borrower and its Subsidiaries; provided that, without the prior written consent of the Administrative Agent and the Lenders, the aggregate proceeds received by the Borrower or any of its Subsidiaries from the sale, transfer or disposal of such Properties during the period since the most recent redetermination of the Borrowing Base shall not exceed four percent (4%) of the amount of the then current Borrowing Base;

                  (d) sales of Equity Interests in the Borrower to NEG Holding; and

                  (e)      dispositions permitted by Section 7.2.8;

provided, however, that no Transfer shall be permitted pursuant to clause (c) if a Default or an Event of Default shall have occurred or be continuing or result therefrom.

         SECTION 7.2.11. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions

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

contained in, or applicable to any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption. Furthermore, the Borrower will not consent to any amendment, supplement or other modification of the NEG Management Agreement, unless previously consented to in writing by the Administrative Agent.

         SECTION 7.2.12. Transactions with Affiliates. Except for Permitted NEG Affiliate Transactions, neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         SECTION 7.2.13. Payment of Management Fee. The Borrower will not, and will not permit any of its Subsidiaries to, pay to NEG any portion of the NEG Management Fee (i) during any Fiscal Quarter, to the extent that such NEG Management Fee exceeds ten percent (10%) of the quarterly gross revenues for the Borrower and its Consolidated Subsidiaries, calculated in accordance with the financial statements delivered pursuant to Section 7.1.1. and (ii) during any Fiscal Year, to the extent that such NEG Management Fee exceeds ten percent (10%) of the annual gross revenues for the Borrower and its Consolidated Subsidiaries, calculated in accordance with the financial statements delivered pursuant to Section 7.1.1.

         SECTION 7.2.14. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section
7.2.2 as in effect on the Effective Date and, with respect to clause (a) below, by clause (c) of Section 7.2.2 solely as to the assets financed with the proceeds of such Indebtedness) prohibiting

                  (a) the creation or assumption of any Lien upon its Oil and Gas Properties or other Property, whether now owned or hereafter acquired; or

                  (b) the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         SECTION 7.2.15. Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, create or allow to be created any Subsidiary not already existent and listed on Item 6.8 of the Disclosure Schedule, without the prior written consent of the Administrative Agent and the Majority Lenders; provided, however, that, in the event that the

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Borrower deems it necessary or desirable to effect a corporate restructuring requiring the formation of Subsidiaries, the Agent agrees on behalf of itself and the Lenders to reasonably consider and discuss the feasibility of such restructuring.

         SECTION 7.2.16. Leases. The Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, but excluding leases of Hydrocarbon Interests, oil and gas operating agreements and Capitalized Lease Liabilities), under leases or lease agreements that would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $500,000 in any period of twelve consecutive calendar months during the life of such leases.

         SECTION 7.2.17. Sale and Leaseback Transactions. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. Any Obligor shall default in the payment or prepayment when due of any principal of or interest on any Loan, or of any reimbursement obligation for a disbursement made under any Letter of Credit; or of any fees or any other obligation hereunder or under any other Loan Document, and such default other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of three (3) days.

         SECTION 8.1.2. Breach of Representation or Warranty. Any representation or warranty of any Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Obligor to the Administrative Agent, the Arranger, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be false or in any material respect incorrect when made or deemed made.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.

                  (a) The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 or Section 7.1.11; or

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                  (b)      The Borrower shall default in the due performance and
         observance of any of its obligations under any other Section of this Agreement, or any Obligor shall default in the performance of its obligations under any other Loan Document (other than the payment of amounts due which shall be governed by Section 8.1.1) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (ii) the Borrower otherwise becoming aware of such default.

         SECTION 8.1.4. Default on Other Indebtedness. (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries, or any other Obligor, having a principal amount, individually or in the aggregate, in excess of $500,000, (b) a default shall occur With respect to any Hedging Obligation to any Lender or any Affiliate of a Lender, such default being, individually or in the aggregate, in excess of $500,000, or (c) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to: cause such Indebtedness to become or be declared due and payable prior to its expressed maturity.

         SECTION 8.1.5. Judgments. Any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Borrower or any of its Subsidiaries, or any other Obligor, and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of ten (10) consecutive days during Which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.6. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $500,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 8.1.7. Change of Control. Any Change in Control shall occur.

         SECTION 8.1.8. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries, or any other Obligor, shall

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                  (a)      be liquidated or become insolvent or generally fail
         to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries, or any other Obligor, or any Property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries, or any other Obligor, or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that the Borrower, its Subsidiaries, and the other Obligors hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, liquidation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, with respect to the Borrower or any of its Subsidiaries, or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding or winding up shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that each Obligor and each Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding! during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.9. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 8.1.10. NEG Management Agreement. The NEG Management Agreement is terminated, cancelled or otherwise deemed unenforceable.

         SECTION 8.1.11. Attachment, etc. The Borrower or any of its Subsidiaries, or any other Obligor, shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $500,000 against any of its assets or properties unless such

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Obligor or such Subsidiary is in good faith contesting such action and taking affirmative steps to discharge the same, and adequate reserves have been set aside in accordance with GAAP.

         SECTION 8.1.12. Seizure, etc. The Borrower or any of its Subsidiaries, or any other Obligor, or any of their properties, revenues, or assets aggregating $500,000 on greater, shall become the subject of an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged (or provisions shall not be made for such discharge) within thirty (30) days from the date of entry thereof.

         SECTION 8.1.13. Environmental Laws. The existence of any condition on or under Property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law in excess of $500,000.00.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.8 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall be obligated to deliver cash collateral pursuant to Section 2.7.4.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.8 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Majority Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable without further notice, demand or presentment, and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, and the Borrower shall be obligated to deliver cash collateral pursuant to Section 2.7.4 without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

         SECTION 8.4. Application of Proceeds. Notwithstanding any provision of this Credit Agreement or the Security Documents to the contrary, in the case of any sale of any Collateral, whether voluntary sale or foreclosure under any Security Documents, the proceeds and all other proceeds that then may be held or recovered by the Administrative Agent or the Collateral Agent for the benefit of Lenders, shall be applied in the following order:

                  (a) First, to the payment of the costs and expenses of the sale and of the collection or enforcement of the Collateral, and reasonable compensation to Administrative Agent and Collateral Agent, their agents and attorneys, and of all expenses and liabilities incurred and advances made by Administrative Agent and Collateral Agent in connection therewith;

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                  (b)      Second, to the payment of all expenses of Lenders (or
         Affiliates of Lenders) which the Borrower is obligated to pay pursuant to this Credit Agreement or any other Loan Document;

                  (c) Third, to the payment ratably of the sum of (i) amounts due for principal and interest on all Loans then outstanding,
         (ii) amounts due with respect to the Letters of Credit, and (iii) amounts owed as the Hedging Obligations to any Lender or any Affiliate of a Lender, without preference or priority of the indebtedness owing to one Lender (or Affiliate) over another, or of Loans or Letters of Credit over Hedging Obligations, or of principal over interest; and

                  (d) Fourth, after payment in full in cash of all of the Obligations, and the termination of all Commitments and all other commitments by all Lenders to the Borrower and the other Obligors, and the termination or expiration of all Letters of Credit, to the payment of the surplus of such cash or cash proceeds, if any, to the Borrower, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                                   ARTICLE IX

                            THE AGENTS AND THE ISSUER

         SECTION 9.1. Actions. Each of the Lenders, the Issuer and the Agents hereby irrevocably appoints Mizuho Corporate Bank, Ltd. as its Administrative Agent, The Bank of Nova Scotia and Bank of Texas, N.A. as its Co-Agents, and Bank of Texas, N.A. as its Collateral Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes each such Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Majority Lenders received from time to time by the Administrative Agent, the Co-Agents or the Collateral Agent (with respect to which each of the Administrative Agent, the Co-Agents and the Collateral Agent agrees that it will comply, except as otherwise provided in this Section 9.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, each Co-Agent, the Collateral Agent and the Issuer pro rata according to such Lender's Percentage, whether or not related to any singular, joint or concurrent negligence of the Administrative Agent, the Co-Agents, the Collateral Agent and the Issuer, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent, any Co-Agent, the Collateral Agent or the Issuer in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent, any Co-Agent, the Collateral Agent or the Issuer, as the case may be, is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's, a Co-Agent's, the

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Collateral Agent's or the Issuer's gross negligence or willful misconduct.
Neither the Administrative Agent, any Co-Agent, the Collateral Agent nor the Issuer shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit with respect to this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent, a Co-Agent, the Collateral Agent or the Issuer shall be or become inadequate, in the Administrative Agent's, such Co-Agent's, the Collateral Agent's or the Issuer's determination, as the case may be, the Administrative Agent, such Co-Agent, the Collateral Agent or the Issuer may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Administrative Agent, any Co-Agent, the Collateral Agent nor the Issuer shall have any duties or responsibilities, except as expressly set forth herein, nor shall the Administrative Agent, any Co-Agent, the Collateral Agent or the Issuer have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any the Administrative Agent, any Co-Agent, the Collateral Agent or the Issuer.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent immediately on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither the Administrative Agent, the Co-Agents, the Collateral Agent nor the Issuer, nor any of their respective directors, officers, employees or agents, shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other
Loan Document. Any such inquiry that may be made by the Administrative Agent, the Co-Agents, the Collateral Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. Each of the Administrative Agent, the Co-Agents, the Collateral Agent and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent, the Co-Agents, the Collateral Agent or the Issuer believes to be genuine and to have been presented by a proper Person.

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         SECTION 9.4. Successors.

                  (a) Subject to the appointment of a successor as provided below, the Administrative Agent, each of the Co-Agents, the Issuer or the Collateral Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders. If the Administrative Agent, any of the Co-Agents, the Issuer or the Collateral Agent at any time shall resign, the Majority Lenders may appoint another Lender as a successor Administrative Agent, Co-Agent, Issuer or Collateral Agent, as the case may be, which shall thereupon become the Administrative Agent, a Co-Agent, Issuer or Collateral Agent, respectively, hereunder. If a successor Administrative Agent, Co-Agent, Issuer or Collateral Agent shall have been so appointed by the Majority Lenders as the successor Administrative Agent, a Co-Agent, Issuer or Collateral Agent, as the case may be, but shall not have accepted such appointment, within thirty (30) days after notice of resignation of the retiring Administrative Agent, Co-Agent, Issuer or Collateral Agent, as the case may be, then the retiring Administrative Agent, Co-Agent, Issuer or Collateral Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Administrative Agent, Co-Agent, Issuer or Collateral Agent, respectively, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent, Co-Agent, Issuer or Collateral Agent hereunder by a successor Administrative Agent, Co-Agent, Issuer or Collateral Agent, respectively, such successor Administrative Agent, Co-Agent, Issuer or Collateral Agent shall be entitled to receive from the retiring Administrative Agent, Co-Agent, Issuer or Collateral Agent such documents of transfer and assignment as such successor Administrative Agent, Co-Agent, Issuer or Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, Co-Agent, Issuer or Collateral Agent, and the retiring Administrative Agent, Co-Agent, Issuer or Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's, Co-Agent, Issuer's or Collateral Agent's resignation hereunder as the Administrative Agent, Co-Agent, Issuer or Collateral Agent, respectively, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent, Co-Agent, Issuer or Collateral Agent under this Agreement; and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Extensions of Credit by the Agents and the Issuer. Each of the Agents and the Issuer shall have the same rights and powers with respect to
(x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates or any interest in any Letter of Credit issued by it as any other Lender and may exercise the same as if it were not an Agent, the Arranger or the Issuer, as the case may be. Each of the Agents and the Issuer and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent or the Issuer hereunder, as the case may be.

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         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents, the Arranger, the Issuer and each other Lender, and based on such Lender's review of the financial information and reserve based information of the Borrower and its Subsidiaries, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agents, the Arranger, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to the Collateral Agent, the Issuer and each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Issuer or the Lenders by the Borrower). The Administrative Agent will distribute to the Collateral Agent, the Issuer and each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Collateral Agent, the Issuer and the Lenders in accordance with the terms of this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Majority Lenders; provided, however, that no such amendment, modification or waiver that would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders, the Required Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

                  (b) modify this Section 10.1 or Section 2.8; change the definition of "Required Lenders", "Majority Lenders" or "Borrowing Base"; increase the Commitment or the Percentage of any Lender; reduce any fees described in Article III, release any Collateral from the Liens of the Security Documents release any Obligor from its Guaranty or reduce the amount or change the scope of any Guaranty or change the identity of any Guarantor except as otherwise expressly provided in the relevant Loan Document, provided, that the Collateral Agent may release Collateral without the consent of any Lender to the extent such Collateral is disposed of pursuant to, and as permitted by, Section
         7.2.10 of this Agreement), or extend the Revolving Credit Termination Date shall be made without the consent of each Lender, the Issuer and each holder of a Note;

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                  (c)      extend the due date for, or reduce the amount of, any
         scheduled repayment or prepayment of principal of or interest on any Loan or any other obligation (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of each Lender;

                  (d) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent or the Collateral Agent qua the Collateral Agent or the Issuer qua the Issuer (including any change with respect to the obligations of the Borrower or the Lenders with respect to the Letter of Credit Liabilities) shall be made without consent of the Administrative Agent, the Collateral Agent or the Issuer, as the case may be, or

                  (e) modify Section 10.4 without the consent of the Issuer, the Agents, the Arranger and each Lender. No failure or delay on the part of any Agent, any Lender, the Issuer or the holder of any
         Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender, the Issuer or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and a receipt, demonstrating successful transmission, is received by the Sender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any other Loan Document shall be effective as delivery of an original executed counterpart hereof.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent, the Collateral Agent, the Issuer and the Arranger (including the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP and of local counsel, if any, who may be retained by said counsel) in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

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                  (b)      the filing, recording, refiling or rerecording of
         each of the Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Security Documents; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document. Each Lender agrees to reimburse the Administrative Agent, the Collateral Agent, the Issuer and the Lenders on demand for such Lender's pro rata share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower. The Borrower further agrees to pay, and to save the Administrative Agent, the Collateral Agent, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Collateral Agent, the Issuer and the Lenders upon demand for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Collateral Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Administrative Agent, the Collateral Agent, the Issuer and each Lender, and the extension of the Commitments, and the arrangement of the facility represented by this Agreement by the Arranger, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Collateral Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Borrowing or any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Majority Lenders pursuant to Article V not to fund any Borrowing or any draw under a Letter of Credit);

                  (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries or any Obligor of any Hazardous Material;

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                  (d)      the presence on or under, or the escape, seepage,
         leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries or by any other Obligor of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law); or

                  (e)      any misrepresentation or inaccuracy or breach of
         Section 6.17 without giving effect to any knowledge qualification therein contained, regardless of whether caused by, or within the control of, the Borrower or such Obligor or such Subsidiary; in each case except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment, or such Indemnified Party's own unexcused breach of any provision of any Loan Document (as determined by the final non-appealable judgment of a court of competent jurisdiction), PROVIDED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE, REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 9.3, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Collateral Matters; Hedging Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to (i) those Lenders or their Affiliates that are counterparties to the Hedging Agreements on a pro rata basis with respect to any Hedging Obligations of the Borrower or any of its Subsidiaries that are in effect at such time as such Person (or its Affiliate) is a Lender, but only while such Person or its Affiliate is a Lender.

         SECTION 10.7. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.8. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

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         SECTION 10.9. Execution in Counterparts, Effectiveness, etc. This
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION 10.10. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuer and all Lenders, provided, however, that for purposes of this Section 10.11 if the survivor of a merger is obligated with respect to all obligations of the Borrower hereunder and under all other Loan Documents, a merger permitted pursuant to Section
         7.2.8 hereof shall not be an assignment or transfer of the Borrower's rights or obligations hereunder; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.12. Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.12.

         SECTION 10.12.1. Assignments. Any Lender,

                  (a) with the written consent of the Administrative Agent, the Issuer and, so long as no Event of Default shall have occurred and be continuing, the Borrower (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

                  (b) with notice to the Borrower, the Administrative Agent and the Issuer, but without the consent of the Borrower, the Administrative Agent or the Issuer, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or

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         any fraction of such Lender's total Loans, participations in Letters of
         Credit and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $1,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate sentence of Section 4.6 and further, provided, however, that the Borrower, each other Obligor and the Agents and the Issuer shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents and the Issuer by such Lender and such Assignee Lender.

                  (ii) such Assignee Lender shall have executed and delivered to the Borrower, the Issuer and the Agents a Lender Assignment Agreement, accepted to the Administrative Agent and the Issuer, and

                  (iii) the processing fees described below shall have been paid.

         From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five (5) Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall consent to such assignment, if applicable, and execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, it being understood that the Borrower shall not be obligated to reimburse such assignor Lender or Assignee Lender for such processing fee. Any attempted assignment and delegation not made in accordance with this Section 10.12.1 shall be null and void. The foregoing

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provisions shall not apply to, or restrict, or require the consent of or notice of any Person to effect the pledge or assignment by any Lender of its rights under this Agreement and its Notes and the other Loan Documents (i) if an Event of Default has occurred and is continuing, or (ii) to any Federal Reserve Bank.

         SECTION 10.12.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons, in either case other than commercial banks or other Persons that are Affiliates of the Borrower or of any other Obligor (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its participation in Letters of Credit, its Commitment, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section 10.12.2 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document.

                  (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

                  (c) the Borrower, the Administrative Agent and the Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause
         (b) or (c) of Section 10.1, and

                  (e) the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold. The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

         SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Collateral Agent, the Issuer, the Arranger or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.14. Confidentiality. In the event that the Borrower provides to the Administrative Agent or the Lenders confidential information belonging to the Borrower or any of the other Obligors, then the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information that (a) are in the public domain, (b) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their

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

obligation of confidence hereunder, (c) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower,
(d) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower's information, (e) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (f) are disclosed with the Borrower's consent, (g) must be disclosed either pursuant to any Governmental Rule or to Persons regulating the activities of the Administrative Agent or the Lenders, or (h) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Furthermore, the Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public or chartered accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however. that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder. Furthermore, this obligation of confidence shall not apply to, and each of the Agents and the Lenders (and each Person employed or retained by such Agents or Lenders who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Person, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loan transactions contemplated by this Agreement and the other Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to such Agent or Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains confidential information concerning such tax treatment or tax structure of the Loan transactions contemplated by this Agreement and the other Loan Documents as well as other information, this sentence shall only apply to such portions of the documents or similar item that relate to such tax treatment or tax structure. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease one (1) year from the Effective Date, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three-year period, to maintain the confidentiality of such information for an additional three-year period. The Borrower waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 10.14.

         SECTION 10.15. Non-Recourse to Officers and Directors. This Agreement and the Obligations are fully recourse to Borrower and the other Obligors. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no recourse under or upon any Obligation, representation, warranty or covenant shall be had against any of the officers, directors, employees, agents or representatives of the Borrower or any other Obligor; provided, however, that nothing in this Section 10.15 shall be deemed to constitute a waiver of any Obligation evidenced or secured by, or contained in, this Agreement or any other Loan Document, or affect in any way the validity or enforceability of this Agreement or any other Loan Document.

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

         SECTION 10.16. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUER, THE ARRANGER, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUER, THE ARRANGER, THE LENDERS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUER, THE ARRANGER, THE LENDERS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUER, THE ARRANGER, THE LENDERS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

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

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.18. No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                            [Signature Pages Follow]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       NEG OPERATING LLC

                                       By: NEG Holding LLC, sole member

                                           By: Gascon Partners, managing member

                                               By: Cigas Corp., managing general
                                                   partner

                                                   By: /s/ Philip D. Devlin
                                                       -------------------------
                                                       Name:  Philip D. Devlin
                                                       Title: Attorney-in-Fact

                                       1400 One Energy Square
                                       4925 Greenville Avenue
                                       Dallas, TX 75206
                                       Attention: Mr. Randall D. Cooley
                                       Telephone No.: (214) 692-9211
                                       Facsimile No.: (214)692-9310
                                       E-Mail: rcooley@negx.com

                                       MIZUHO CORPORATE BANK, LTD., as
                                       Administrative Agent and as a Lender

                                       By: /s/ Masatoshi Abe
                                           -------------------------
                                       Name:  Masatoshi Abe
                                       Title: Senior Vice President

                                       Address:

                                       1251 Avenue of the Americas
                                       New York, NY 10020
                                       Attention: Mr. Jeff Toner
                                       Telephone No.: (212)282-3612
                                       Facsimile No.: (212)282-4490
                                       E-Mail: jeff.toner@mizuhocbus.com

                                       Attention: Ms. Jackie He
                                       Telephone No.: (212)282-4351
                                       Facsimile No.: (212)282-3618
                                       E-Mail: jackie.he@mizuhocbus.com

                                       BANK OF TEXAS, N.A., as Co-Agent,
                                       Collateral as a Lender

                                       By: /s/ Timothy Edward Merrell
                                           --------------------------
                                       Name: Timothy Edward Merrell
                                       Title: Senior Vice President

                                       Address:

                                       5956 Sherry Lane, Suite 1100
                                       Dallas, TX 75225
                                       Attention: Mr. Tim Merrell
                                       Telephone No.: (214)987-8873
                                       Facsimile No.: (214)987-8866
                                       E-Mail: tmerrell@mail.bokf.com

                                       THE BANK OF NOVA SCOTIA, as Co-Agent
                                       and as a Lender

                                       By : /s/ P. Hawes
                                            -------------
                                       Name: P. Hawes
                                       Title: Comptroller

                                       Address:

                                       600 Peachtree St. NE, Suite 2700
                                       Atlanta, GA 30308
                                       Attention: Donna Gardner
                                       Telephone No.: (404)877-1559
                                       Facsimile No.: (404)888-8998
                                       E-Mail: donna_gardner@scotiacapital.com

                                       FIRST AMERICAN BANK, SSB, as a Lender

                                       By: /s/ Angela McCracken
                                           ---------------------------
                                       Name: Angela McCracken
                                       Title: Vice President

                                       Address:

                                       8401 North Central Expressway
                                       Suite 500
                                       Dallas, TX 75225
                                       Attention: Ms. Angela McCracken
                                       Telephone No.: (972)419-3343
                                       Facsimile No.: (972)419-3334
                                       E-Mail: mccrackena@fabtexas.com